As filed with the Securities and Exchange Commission on June 30,2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Absolute Life Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	6199	71-1013330
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

45 Broadway, 6th Floor

New York, New York10006

(212) 201-4070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Avrohom Oratz

Absolute Life Solutions, Inc.

45 Broadway, 6th Floor

New York, New York10006

Tel: (212) 201-4070

 (Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Samuel M. Krieger, Esq. Krieger & Prager, LLP
39 Broadway, Suite 920
New York, New York10006
Tel: (212) 363-2900

Registrant’s telephone number: (212) 201-4070

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this

Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
Title of Each Class of Securities	Amount to be	Price per	Offering Price	Registration
to be Registered	Registered	Share (1)	(5)	Fee
common stock, no par value per share, underlying Series A Convertible Preferred Stock offered by certain selling stockholders	41,950,000	$(2)1.00	$41,950,000.00	$4,870.40
common stock, no par value per share, underlying Series B Convertible Preferred Stock offered by certain selling stockholders	8,850,000	$(2)1.00	$8,850,000.00	$1,027.49
common stock, $0.00001 par value per share, underlying warrants held by certain selling stockholders	25,400,000	$(3)2.00	$50,800,000.00	$5,897.88
common stock, $0.00001 par value per share, underlying warrants held by certain selling stockholders	25,842,500	$(3)4.00	$103,370,000.00	12,001.26
common stock, $0.00001 par value per share held by certain selling stockholders	993,921	$(4)2.04	$2,027,599.00	$235.40
common stock, $0.00001 par value per share issuable as future dividends on the Convertible Preferred Stock	21,400,669	$(2)1.00	$21,400,669.00	$2,484.62
	124,437,090		$228,398,268.00	$26,517.05

(1)

The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 456(i) of the Securities Act based on the offering price of the convertible securities.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act, based on the higher of (a) the exercise price of the warrants, or (b) the offering price of securities of the same class included in this Registration Statement.

(4)

Based on the average closing price of our common stock on the OTC Bulletin Board on June 24, 2011.

(5)

Pursuant to Rule 416 of the Securities Act of 1933, also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the Convertible Preferred Stock and warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated June 30, 2011

ABSOLUTE LIFE SOLUTIONS, INC.

124,437,090 Shares of

Common Stock

This prospectus relates to the sale of up to a total of 124,437,090 shares of common stock of Absolute Life Solutions, Inc., a Nevada corporation, that may be sold from time to time by the selling stockholders named in this prospectus and their successors and assigns.  The shares of common stock subject to this prospectus include: (i) 41,950,000 shares of common stock underlying Series A Convertible Preferred Stock issued in the 2010 private placement offering, (ii) 8,850,000 shares of common stock underlying Series B Convertible Preferred Stock issued in the 2011 private placement offering, and (iii) shares of common stock issuable in connection with 51,242,500 warrants to purchase common stock issued in connection with the 2010 private placement and the 2011 private placement, and (iv) shares of common stock issued or issuable as dividends on the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.  The securities offered for resale hereby were issued to the applicable selling stockholders in private placements or other exempt transactions completed prior to the filing of the registration statement of which this prospectus is a part.

The selling shareholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” beginning on page 37 of this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol “ALSO”. The closing price for our common stock on June 24, 2011 was $2.05 per share.

Investing in our common stock involves risk. You should carefully consider the risk factors beginning on page 9 of this prospectus before making a decision to invest in our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ______, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information provided in this prospectus and incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.  The rules of the SEC may require us to update this prospectus in the future.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and the notes to the financial statements included in this prospectus.

As used throughout this prospectus, the terms “ALSO”, “Company”, “we,” “us,” or “our” refer to Absolute Life Solutions, Inc., a Nevada corporation, together with its subsidiaries.

Our Company

Since June 1, 2010, our primary operations consist of the business and operations of a specialty financial services company primarily engaged in the acquisition of life settlement transactions. Therefore, we are disclosing information about the life settlement business, financial condition, and management in this Prospectus. In this Prospectus, references to the “Company” refer to the Company as currently constituted.

Our History

We were incorporated under the name of Shimmer Gold, Inc. on September 7, 2006 in the State of Nevada. In January 2010, we discontinued our business operations and transferred those operations and the assets relating thereto to Shawn Balaghi, our former president and director. In January 2010, our then existing shareholders sold 99% of their issued and outstanding common stock to YSY Enterprises, Inc. In May 2010, YSY Enterprises, Inc. sold its ownership interest to our current shareholders, including our former President and Chief Executive Officer. Subsequently, a majority of our shareholders approved an amendment to our Articles of Incorporation changing our name to Absolute Life Solutions, Inc. On May 24, 2010, the board of directors and stockholders approved a 10-for-1 forward stock split (the “Stock Split”). Pursuant to the Stock Split, every one (1) share of issued and outstanding common stock was reclassified into 10 whole post-split shares of common stock. Simultaneous with the Stock Split, we changed our name to “Absolute Life Solutions, Inc.” We changed our trading symbol to ALSO.OB.  We are now a specialty financial services company engaged in the purchase of life settlements.  To date, we have acquired 55 policies with a face value of $346,476,150.  One policy with a face value of $2,500,000 matured resulting in net income of $2,237,500. One policy with a face value of $8,700,000 was sold resulting in net income of $32,000.

Commencing in July 2010, we entered into Securities Purchase Agreements (the “Securities Purchase Agreement”) with certain purchasers pursuant to which we have sold to date an aggregate of (i) 47,950 shares of our Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”), which shares of Series A Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share, (ii) 2,850 shares of our Series B 12.5% Convertible Preferred Stock (the “Series B Preferred Stock”), which shares of Series B Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share, and (iii) warrants to purchase an aggregate of 51,242,500 shares of common stock (the “Investor Warrants”), 25,400,000 of which are exercisable at an initial exercise price of $2.00 per share and 25,842,500 of which are exercisable at an initial exercise price of $4.00 per share, which Investor Warrants expire five (5) years after issuance. To date, we have received aggregate gross cash proceeds of $50,800,000 from these transactions (the “Private Placements”). In connection with the establishment of the Series B Preferred Stock, which is subordinate to the Series A Preferred Stock in respect of liquidation and redemption, the holders of 6,000 shares of Series A Preferred Stock agreed to exchange their Series A Preferred Stock for Series B Preferred Stock. Each exchanging Series A holder received an additional 50 Warrants exercisable at $4.00 for each share of Preferred Stock so exchanged. (See Management’s Discussion and Analysis of Financial Condition and Results of Operations.)

In connection with the issuance of the Series A Preferred Stock and the Series B Preferred Stock, we entered into Registration Rights Agreements with the purchasers, pursuant to which we agreed to use our best efforts to register the shares of common stock underlying the Preferred Stock.

As at June 27, 2011, there were issued and outstanding securities of the Company on a fully diluted basis as follows:

•

82,973,928 shares of our common stock held by the present stockholders;

•

41,950,000 shares of our common stock reserved for issuance on conversion of our outstanding Series A Preferred Stock;

•

8,850,000 shares of our common stock reserved for issuance on conversion of our outstanding Series B Preferred Stock;

•

22,394,590 shares of common stock issued or issuable as dividends on our outstanding Series A  Preferred Stock and Series B Preferred Stock through June 30, 2014;

•

51,242,500 shares of our common stock reserved for issuance under our Investor Warrants;

•

10,000,000 shares of our common stock reserved under our equity incentive plan, of which 1,000,000 shares have been issued to date;

•

355,007 shares of our common stock issued under Consulting Agreements; and

•

6,000,000 shares of our common stock reserved for issuance under Consulting Agreements.

Corporate Information

Our executive office is located at 45 Broadway, 6th Floor, New York, New York 10006. Our telephone number 212 201 4070 and our website is www.absolutels.com.

THE OFFERING

Common stock outstanding before the offering	82,973,928 shares
Common stock offered by selling stockholders	Up to 124,437,090 shares of common stock held by the selling stockholders or in respect of underlying securities held by the selling stockholders.
Common stock to be outstanding after the offering	Up to 206,417,097 shares, assuming full exercise of the warrants and issuance of all dividends in common stock.
OTCBB Symbol	ALSO.OB
Use of proceeds

We will not receive any proceeds from the sale of the common stock offered hereby.  However, we may receive up to a maximum of approximately $154,170,000 million of proceeds from the exercise of the warrants held by certain selling stockholders, which proceeds we would expect to use for general working capital.  No assurances can be given, however, that all or any portion of such warrants will ever be exercised.

Risk factors:

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 9 of this prospectus before deciding whether or not to invest in shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our marketing efforts and future economic performance. Any statement in this Prospectus and in the documents incorporated by reference into this Prospectus that is not a statement of an historical fact constitutes a “forward-looking statement.” Further, when we use the words “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “intend,” and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our anticipated needs for working capital, and (f) the outcome of any litigation against us.   Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under ” RISK FACTORS ” and matters described in this Prospectus generally. Forward-looking statements included in this Report or our other filings with the SEC include, but are not necessarily limited to, those relating to:

•

our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

•

our potential lack of revenue growth;

•

our potential inability to add new products and services that will be necessary to generate increased sales;

•

our potential lack of cash flows;

•

our potential loss of key personnel;

•

the availability of qualified personnel;

•

international, national regional and local economic political changes;

•

general economic and market conditions;

•

increases in operating expenses associated with the growth of our operations;

•

the possibility of regulatory changes;

•

the potential for increased competition; and

•

other unanticipated factors.

The foregoing does not represent an exhaustive list of possibilities that would effect forward looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance and expectations and projections. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.  Investing in our common shares are highly speculative in nature, involve a high degree of risk and should be undertaken only by person who can afford to lose their entire investment.  Accordingly, investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluation our business.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the owing risk factors and elsewhere in this Prospectus.

Risks Relating to Our Business

The life settlement industry is an emerging industry

Current regulations are under review in many states that will place additional requirements on life settlement buyers. The Company is committed to a high standard of conduct and will constantly review its business practices to keep in compliance with regulations. Future regulation may slow growth or may delay expansion in this industry. The life settlement industry is a relatively new and emerging business. Statistical analysis and studies of seniors (traditionally defined in the industry as people with over the age of 70) are scarce. The bulk of studies have been conducted by insurance companies on the 65 and under age groups, while the bulk of the life settlements market is comprised of individuals 70+. This could have a material adverse effect on our business.

We are operating in an evolving market

We are operating in the life settlement market, which is a relatively new market within the financial services sector. Although it has grown exponentially in the past few years, to what extent it will continue to develop is uncertain. As more insureds become aware of life settlements as a financial planning option, we expect the size of the market, and therefore our potential competition, to grow substantially.  This could affect either or both of the following factors, which may affect our returns: (i) our cost of purchasing policies, or (ii) the quality of the policies which we are able to purchase.

While we will interface with the most experienced and largest companies within these markets, our prospects must be considered in light of the risks, expenses and difficulties encountered by those attempting to operate in evolving markets. We cannot assure that we will be successful in addressing the risks we face. The failure to do so could have a material adverse effect on our business, financial condition, and results of future operations.

The Company has a limited operating history of its own and as such an investor cannot assess the Company’s profitability or performance.

Because the Company has a limited operating history in its current business model, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As the Company emerges from the development-stage, it may in the future experience some or all of the following: under-capitalization, shortages, setbacks and the customary problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company’s management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the life settlement industry.

Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

As a public issuer, the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on the Company's personnel, systems and resources.

The Securities Exchange Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company has developed a business plan based on its ability to model cash flows of life insurance policies known generally as “life settlements”. Advances in life sciences or inaccuracies in information underlying the policies may make its cash flow projections and predictive analysis inaccurate. The Company places a high standard of care on obtaining accurate information relevant to the life insurance policies. The Company will also maintain a research team which will actively track changes in longevity assumptions underlying its core modeling assumptions. As changes occur, the company will modify its cash flow modeling to accurately plan for the future.

The Company may require additional capital in order to fully execute its business plan.

The Company may require additional capital in order to execute its current business plan. As a result, the Company may not be able to successfully implement its business model.

Every life insurance policy acquired under a life settlement transaction is different and each policy purchased is typically negotiated on an arms-length basis; as such the Company relies on third party information.

There is no fixed formula that applies to the acquisition of a life insurance policy, as each policy is negotiated based on variables particular to each individual’s facts. Insurance companies have a duty of care to ensure that an insurable interest is present at the inception of each issued policy. Likewise, insureds are responsible for information they supply in the application process. Misinformation or negligence in obtaining or supplying this information could negatively impact the valuation of life insurance policies.

Certain shareholders beneficially own and will continue to own a substantial portion of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Mr. Moshe Oratz, our former President and CEO of the Company, is currently the beneficial owner of approximately 43% of the Company’s outstanding common stock, of which voting control is held by an independent Trustee under a Voting Trust Agreement. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent shareholders from realizing a premium over the market price for their shares of common stock.

The Company depends on its senior management to manage its business effectively.

The Company's future success is dependent in large part upon its ability to develop the business plan. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its President, to provide the necessary experience and background to execute the Company's business plan. The loss of his services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives.

Government regulation could negatively impact the business.

At least 45 states have now adopted some version of the model life settlement law promulgated by the National Association of Insurance Commissioners or another form of regulation governing life settlement companies in some way. These laws generally require the licensing of life providers and brokers, require the filing and approval of life settlement agreements and disclosure statements, and describe the content of disclosures that must be made to potential settlers, describe various periodic reporting requirements for life settlement companies and prohibit certain business practices deemed abusive. Because the industry is relatively new and because there has been a history of certain abuses in the industry, particularly in the life settlement market, the Company believes that there may be increased regulation on both a state and federal level. It is impossible to predict what such regulation would encompass, but any regulation would most likely at least include additional reporting requirements and possibly even regulation of additional aspects of the industry.

There has been a limited prior public market for the Company’s shares and such limited market may make resale of the stock difficult.

An investor must be fully aware of the long-term nature of an investment in the Company. If for any reason the common stock does not continue to be listed on the OTC Bulletin Board or a significant public trading market does not otherwise develop, investors holding shares of the Company’s stock may have difficulty selling their common stock should they desire to do so.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding product and service offerings. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We will depend on growth in the life settlement market.

Growth of the age-based life market and the Company’s entrance into and expansion within the market may be negatively affected by a variety of factors, including:

•

the inability to locate sufficient numbers of life settlors and agents to source life settlors;

•

the inability of other providers to convince potential settlors of the benefits of life settlements;

•

competition from other life settlement companies;

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negative publicity about the market; and

•

the adoption of additional governmental regulation.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•

our ability to raise substantial additional capital to fund the implementation of our business plan;

•

our ability to execute our business strategy;

•

the ability of our services to achieve market acceptance;

•

our ability to manage the expansion of our operations;

•

our ability to attract and retain qualified personnel;

•

our ability to manage our third party relationships effectively; and

•

our ability to accurately predict and respond to the regulatory and structural changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

The success of the Company depends in large part upon the abilities and continued service of its executive officers, particularly Mr. Avrohom Oratz, President and Chief Executive Officer, and Mr. Joshua Yifat, Treasurer and Chief Financial Officer. There can be no assurance that the Company will be able to retain the services of such officers and employees. The failure of the Company to retain the services of Messrs. Avrohom Oratz, and/or Joshua Yifat, and other key personnel could have a material adverse effect on the Company. The Company at the present time has employment agreements with the above referenced individuals, along with non-compete agreements; however, the Company has not procured key person life insurance policies on these individuals.

Government regulation – existing and proposed – may hinder our ability to grow our business

Due in part to abuses within the industry, the federal government and various states moved to regulate the industry in the mid-1990’s. Ongoing regulatory changes and new interpretations could affect our business. These regulations generally take two forms. One sought to apply consumer protection-type regulations to the market. This application was designed to protect policyholders and purchasers. Another sought to apply securities regulations to the market, which was designed to protect purchasers. Various states have also used their insurance regulations to attack instances of insurance fraud within the industry.

Consumer Protection Licensing. The consumer protection-type regulations arose largely from the draft of a model law and regulations promulgated by the National Association of Insurance Commissioners (NAIC). At least 45 states have now adopted some version of this model law or another form of regulation governing life settlement companies in some way. These laws generally require the licensing of providers and brokers, require the filing and approval of settlement agreements and disclosure statements, describe the content of disclosures that must be made to insured’s and sellers, describe various periodic reporting requirements for settlement companies and prohibit certain business practices deemed to be abusive. We do not intend to apply to be licensed as a life settlement broker in New York, but we may apply to be licensed as a life settlement provider in New York.

Securities Regulations. Some states and the Securities and Exchange Commission have attempted to regulate life settlements as securities under federal or state securities laws. On July 22, 2010, the SEC issued a Staff Report of its Life Settlement Task Force. The Staff recommended that certain types of interests in life settlement be classified as securities. The Commission has not taken any position on the Staff Report, and there is no indication if the Commission will take any action to implement the recommendations of the Staff Report. The Company believes that the matters discussed in the Staff Report do not impact on the Company’s current business model. With respect to state securities laws, 48 states treat life settlements as securities under state laws, although some states exclude from the definition of security the original sale from the insured or the policy owner to the provider. A majority of states include life settlements in their statutory definition of security, either directly in that definition, or as part of the definition of investment contract. As a practical matter, the widespread application of securities laws would burden us and other life settlement companies. To date, due to the manner in which we structure our activities and the availability, in some instances, of exceptions and exemptions under securities laws, such laws have not limited our business model to a significant extent. We cannot give assurance that our business would not be materially and adversely impacted by securities-based regulation.

Insurance Regulation. As a life settlement company, we facilitate the transfer of ownership in life insurance policies, but do not participate in the issuance of policies. As such, we are not required to be licensed as an insurance company or insurance broker. We do deal, however, with insurance companies and professionals in our business and are affected by the regulations covering them. The insurance industry is highly regulated, and these regulations affect us in numerous ways. We must understand the regulations as they apply to policy terms and provisions and the entitlement to, and collectability of, policy benefits. We rely upon the protections against fraudulent conduct that these regulations offer and we rely upon the licensing of companies and individuals with whom we do business.

Our independent registered public accounting firm Issued Their Opinion With A “Going Concern” Qualification.

Our financial statements for the year ended August 31, 2010 indicated that the previous activities of the Company did not generate positive cash flow from operations, and that we incurred losses in developing this business.  Our independent registered public accounting firm indicated that the Company would require additional funds to finance its operations. These conditions raise substantial doubt about our ability to continue as a going concern.

Risks Relating to the Life Policies

The insured must have had an “insurable interest” in any policy we acquire.

General Principles. State insurance laws in the United States generally require that an insurance policy may be procured only by a person that has an “insurable interest” in the continuation of the life of the insured. In addition, some states may require that the beneficiary of an insurance policy have an insurable interest in the life of the insured during the entire time the insurance policy is outstanding. Whether the owner of a life policy or a beneficiary has an insurable interest in the insured is a question of applicable state law, based upon the concept that a person with an insurable interest is a person who has a continuing interest in the insured remaining alive. Typically this includes the insured himself, his spouse and children, certain entities, and in some states, other close relatives. In some jurisdictions, however, this could also include entities such as the insured’s employer or certain charitable institutions. A policy purchased by a person without an insurable interest may, depending on relevant state insurance law, be void, voidable by the issuing insurance company or subject to the claims of the insured’s presumptive beneficiaries, such as his or her spouse or other family members. Generally, state insurance law is clear that an individual has an insurable interest in his or her own life and may procure life insurance on his or her own life and may name any person as beneficiary (once again, with the exception of certain states, which may require the beneficiary to have an insurable interest). However, if a person purchases insurance on his or her own life for the benefit of a party which does not have an insurable interest for the purpose of evading the insurable interest laws, the purchase may be viewed under applicable state law as a sham and in violation of the insurable interest laws. Should the Company purchase a life policy that was originally issued to a person or entity or for the benefit of a beneficiary (if required) that did not have an insurable interest, it is possible that the Company may not have a valid claim for the proceeds of the life policy against the issuing insurance company upon the death of the applicable insured or that the life policy may be subject to a defect that could impair its enforceability, in which case the Company may lose part or all of its investment in such life policy.

Premium Financed Policies. Certain of the policies may have been purchased from persons or entities that financed the premiums on such policies. The existence of such premium finance loans may raise an issue as to insurable interest under certain applicable state laws. While it is generally accepted under state law that an individual has an insurable interest in his or her own life, it is possible that a court might construe the financing of a life policy and the structures used in connection therewith as an attempt to evade the requirement that an insurable interest exist at the time an insurance policy is issued. If the borrower in such transactions were found to have acted on behalf of the relevant finance company to procure an insurance policy, a court might find that the real party in interest is the finance company, which by itself would not have an insurable interest sufficient to support the acquisition of an insurance policy.

Future Legislative and Other Restrictions. The growth of the life settlement industry has spawned numerous cases regarding insurable interest. Adverse judicial decisions could redefine the parameters of insurable interest in one or more states. [Additionally, one or more states could adopt legislation that would require a holder of an insurance policy to have an insurable interest in the insured both at the time a policy is purchased and at the time of death of the insured.] In such event, the Company will not have an insurable interest in the insured’s under the life policies acquired by the Company. If such legislation were to be adopted without a “grandfathering” provision (i.e., so as not to be applicable to insurance policies then in force), the Company might be unable to collect the proceeds on the deaths of the insured’s under life policies purchased prior to the enactment of such legislation.

Delay in Payment or Non-Payment of Proceeds from Life Policies.

Our revenues depend upon the receipt of the death benefits anticipated to be received by the Company with respect to the life policies. Upon the death of an insured, the issuing insurance company may deny or delay payment based upon a contract dispute or its insolvency. A number of arguments may be advanced by former beneficiaries under any life policy or by the issuing insurance company to deny or delay payment to the Company of the proceeds of a policy following an insured’s death, including arguments related to lack of mental capacity of the insured or applicable periods of contestability or suicide provisions. Delay for any reason in the Company’s ability to collect the death benefit under any life policy following the death of the insured could diminish the amount of the Company’s earnings.

A death certificate for the insured is also required to submit a claim under a life policy. If an insured disappears or dies outside of the United States, the Company may experience delays in collecting the death benefit under the related life policy because of difficulties in obtaining a death certificate acceptable to the issuing insurance company. If the death of an insured cannot be verified and no death certificate can be produced, the issuing insurance company may not pay the proceeds of a life policy until after the passage of a statutory period (usually five to seven years) sufficient to permit a presumption of death without proof.

Insolvency or Ratings Downgrade of the Issuing Insurance Company.

The majority of the life policies are issued by issuing insurance companies with financial strength ratings of at least “A” from A.M. Best Company Inc., a recognized insurance rating organization. However, even insurance companies with strong ratings could fail or have insufficient money to pay the owner of a life policy the proceeds upon the death of the insured. Life insurance company insolvencies occur mainly due to poor investment results, inadequate underwriting or reinsurance, a lack of diversified investments and fraud. This risk is mitigated by guarantee funds established by each state, which typically provide coverage ranging from $100,000 to $300,000 per claim depending on the state. These funds cover claims on insolvent life insurance companies. The guarantee fund for the state in which the issuing insurance company is domiciled would be the primary source for the payment of unsatisfied policy holder claims, with the guarantee fund of the state in which the beneficiary resides being a potential secondary source for any claim. Because the death benefit under a life policy will generally be much greater than the amount of any available state guarantee funds, a substantial portion of any claim might remain unpaid upon the insolvency of the issuing insurance company. Although state insurance departments have been able in certain cases to facilitate the purchase of the faltering company by a healthy insurance company, thereby continuing the coverage of the insured, there can be no assurance that this would occur should any particular issuing insurance company become insolvent.

If an issuing insurance company becomes insolvent or otherwise is unable to satisfy its commitments in respect of any life policies it has issued, the Company might receive little or no return on its investment in such life policies. Short of insolvency, a downgrade in the rating of the relevant issuing insurance company will also affect the value of any life policy issued by that company and, should the Company wish to sell the life policy prior to its maturity, any downgrade in the rating of the carrier would likely result in the Company receiving a lower price for such life policy.

Uncertainty of Life Expectancy.

Inherent Volatility. The investment returns of the Company are largely dependent upon the accuracy of the Company’s projections of the maturities of the life policies (i.e., the deaths of the insureds). The life policies were purchased or will be purchased using certain mortality assumptions with respect to the insureds set forth in the model. Life expectancies are estimates of the expected longevity of an insured and are inherently uncertain; particularly when the group of insureds covered is relatively small, as it is with the life policies. Different medical examiners use different methods which may result in different life expectancy projections for the same Insured. Variations in an insured’s life expectancy from those projected could result from, among other things: advances in medical treatment resulting in deaths occurring later than forecasted; inaccurate diagnosis or prognosis with respect to certain medical conditions; improved living habits resulting in better health; or fraud or misrepresentation by the insured. If an insured misrepresented his or her age, the death benefit payable under the relevant life policy could be decreased.

The independent physicians on whom the Company life policies consultant relied to assist it in estimating the life expectancies of the insureds did not personally perform a physical examination of any of the insured’s. The independent physicians instead based their conclusions on a review of each insured’s’ medical records, the reports provided to them by the attending physician with whom they are authorized to communicate by the insured, and on certain actuarial assumptions. Thus, the Company depends on third party information to predict estimated life expectancies. In addition, the development of cures for, or vaccines against, terminal and chronic illnesses, or the development of new drugs or other treatments, could extend the life expectancies of individuals with such illnesses, could have a material adverse effect on an investor’s rate of return. In general, life expectancy is not an exact science.

Revisions to Estimates by Major Providers. In September 2008, 21st Services, one of the major U.S. providers of life expectancy estimates, revised its mortality tables by increasing average life expectancy from 20 to 25% to reflect Americans’ increasing life spans. In November 2008, AVS Underwriting, another major provider of life expectancy estimates, lengthened its mortality tables by almost 16%. A third provider, ISC Services, followed in early January 2009, with an increase of approximately 4%. Examination Management Services, Inc. announced that, effective February 2, 2009, it was revising its mortality tables to an undisclosed extent to reflect not only the increase in longevity in the general U.S. population revealed by the Society of Actuaries’ 2008 Valuation Basic Table (“VBT ”), but also to include different patterns of mortality between the life insurance and life settlement industries. [Press release of Examination Management Services, Inc. dated January 30, 2009 posted on the Internet at    http://www.emsinet.com .] Several other providers of life expectancy estimates, including Fasano Associates, have stated that they do not anticipate revising their tables. As a result of the increases in life expectancy reflected in the mortality tables developed by most of the major providers of life expectancy estimates, the process for individual life insurance policies and for portfolios of life settlements have declined. While these revisions in life expectancy estimates have been taken into account in the preparation of the model by the life policies consultant, no assurance can be given that there will not be additional changes to the life expectancy estimates developed by the major providers that indicate further increases in longevity. If the mortality tables were so revised, the value of life settlements in general would decrease, including the life policies owned by the Company, which would, in turn, adversely affect the Company’s ability to sell policies and the sale price it would receive for such policies, should it need to do so.

Lawsuits by Former Beneficiaries.

There is the possibility that a former beneficiary may challenge the transaction pursuant to which a life policy was originally sold, claiming it is void because of undue influence, duress, or lack of capacity on the part of the insured. The Company’s requirements for the execution of a beneficiary waiver or the affidavit regarding the owner’s intent to dispossess the current beneficiary will be instrumental in avoiding such challenges.

Fraudulent Activities of the Insured.

Although the Company will have conducted certain due diligence in advance of funding the acquisition of the life policies, including receiving a verification of coverage from the insurer, there is a risk that the Company has been or will be defrauded. Among other types of fraud that may exist, an insured may have misrepresented the status of the insured’s health, may fail to disclose all beneficiaries, may misrepresent the amount of premiums that have been paid or are payable in the future or may sell a policy to more than one purchaser. In the event that brokers or owners submit inaccurate life settlement information to consultants, the Company may not be able to uncover the presence of defects through the due diligence process. Accordingly, the Company may incur losses as a result of such breaches of representations and warranties. If the Company is subject to such fraud, the Company’s funds available for distribution would be expected to be adversely affected.

Risks Related to Ownership of our Common Stock

There is a significant risk that our stock price may fluctuate dramatically which could negatively impact a shareholder’s investment in our common stock.

Although there is currently a limited market for our common stock, if a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control including:

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variations in our quarterly operating results;

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announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;

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general economic slowdowns;

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sales of large blocks of our common stock;

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announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

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fluctuations in stock market prices and volumes; concern by potential investors that the sale of large number of shares of common stock may have a downward effect upon the market price of the stock;

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any financing transactions we may propose or compete.

We did not maintain effective financial reporting processes due to lack of personnel and technological resources.

We have a small number of employees dealing with general administrative and financial matters as well as with matters relating to the reporting requirements of the Securities Exchange Act of 1934. This constitutes a weakness in our internal controls over financial reporting.

At present, our ability to rectify the weaknesses relating to our internal controls over financial reporting is limited due to limited staff. If we cannot rectify these material weaknesses through remedial measures and improvements to our systems and procedures, management may encounter difficulties in timely assessing business performance and identifying incipient strategic and oversight issues. Management is implementing possible improvements to internal controls, and compensating controls, and this focus will require management from time to time to devote its attention away from other planning, oversight and performance functions.  Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

The Company does not intend to pay dividends to its common stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not anticipate paying dividends to its common stock shareholders, but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors in the Company’s securities should not expect to receive dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their shares in the Company. Furthermore, even if a significant market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the shares could lose all or a significant portion of their value from the initial price paid by an investor.

The potential sale of a significant number of shares could encourage short sales by third parties and could depress our common stock and could have a dilutive effect.

Because there is a limited public market for our stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock. If    stockholders sell a significant number of shares of    our    common stock, the market price of our common stock may decline.

Sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by current stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. When permitted by Rule 144, sales under Rule 144 may be limited by the availability of current public information about us and, for selling shareholders who are affiliates, by limits on the number of shares which may be sold over certain periods of time, as well as by certain manner of sale provisions and notice requirements.

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers, like us, that have been at any time previously a shell company. If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

Our stock is thinly traded, so shares may be unable to be sold at or near the quoted bid prices if a significant number of shares need to be sold.

Although the shares of our common stock are quoted on the OTC Bulletin Board, there has been very limited trading in our shares, meaning that the number of persons interested in purchasing our common shares at any given time has been relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a new company, our business is still in the development stage, and that we are small company which is unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume.  Even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price and trading volume of shares of our common stock may be volatile.

The market price of our common stock could fluctuate significantly for many reasons, including for reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by customers, or competitors regarding their own performance, as well as general economic and industry conditions. In addition, when the market price of a company’s shares drops significantly, stockholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

As a public reporting company, we are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.   For example, as reported in our periodic reports filed with the SEC, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of August 31, 2009, and August 31, 2010.  Based on those evaluations, we concluded that, as of each of the foregoing dates, our disclosure controls and procedures were not effective because, among other things, we do not have sufficient segregation of duties within accounting functions (primarily due to the size of our Company). Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting (including those weaknesses identified in our periodic reports), disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, the Dodd Frank Act of 2010, and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is currently a “low-priced” security, or a penny stock, under rules promulgated under the Exchange Act.   A stock is considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the  Securities Exchange Act of 1934.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price and trading volume of our common stock could decline.

The future trading market for our common stock will be influenced in part by any research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us the trading price for our common stock and other securities would be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and other securities and their trading volume to decline.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth.  As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.  Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future.  Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit investors’ and shareholders’ ability to buy and sell our stock and have an adverse effect on the market for our shares.

Past activities of our company and its affiliates may lead to future liability for our company.

Prior to June 2010, we engaged in businesses unrelated to our current operations.  Although certain previously controlling stockholders of our company are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made in connection with our prior activities, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our company.

Conversions of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock or exercise of the Warrants will offset interest in the Company.

The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are convertible at into shares of common stock at a conversion price of $1.00 per share, and the Warrants are exercisable at an Exercise Price of $2.00 per share and $4.00 per share.

As a result, the voluntary conversion of the Preferred Stock or the exercise of the Warrants could have a material adverse effect on the trading price of our common stock and the value of your investment.

Certain conditions in the Convertible Preferred Stock may make it more difficult for us to issue additional securities.

We are bound by certain terms in the Certificates of Designations for our Convertible Preferred Stock which restrict our ability to issue senior securities.  We can provide no assurances that we will be able to secure waivers from the holders of our Series A Convertible Preferred Stock.

Shares eligible for future sale may adversely affect the market for our common stock.

In addition to the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, we presently have 6,000,000 options and warrants to purchase 51,242,500 shares of our common stock outstanding.  If and when these securities are converted and/or exercised into shares of our common stock, the number of our shares of common stock outstanding will increase. Such increase in our outstanding shares, and any sales of such shares, could have a material adverse effect on the market for our common stock and the market price of our common stock.

In addition, commencing July 27, 2011, certain of our existing shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, subject to certain limitations. In general, pursuant to Rule 144, after satisfying a six month (or one year) holding period: (i) affiliated shareholders (or shareholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated shareholders may sell without such limitations, provided we are current in our public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our securities.

Because our executive officers, former executive officer, directors and their affiliates own a large percentage of our voting stock, other shareholders’ voting power may be limited.

As of May 31, 2011, our executive officers, former executive officer and directors, and affiliates beneficially own or control approximately 43% of our outstanding common stock.    If those shareholders act together, they will have the ability to control matters submitted to our shareholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other shareholders may have little or no influence over matters submitted for shareholder approval. In addition, the ownership of such shareholders could preclude any unsolicited acquisition of us, and consequently, materially adversely affect the price of our common stock. These shareholders may make decisions that are adverse to your interests.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders named herein.  There will be no proceeds to us from the sale of shares of common stock in this offering.

We will not receive any proceeds from the sale of shares by the selling stockholders other than the exercise price of any warrants that are exercised by the applicable selling stockholders who do not conduct cashless exercises, the proceeds of which we expect to use for our general working capital.  If all of these warrants are exercised for cash, then we will receive gross proceeds of approximately $154,170,000 million.  No assurances can be given, however, that all or any portion of such warrants will ever be exercised.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell these shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.  We will not receive any proceeds from the sale of shares by the selling stockholders but we may receive proceeds upon the exercise, if any, of the warrants.

OUR BUSINESS

Introduction

Since June 1, 2010, our primary operations consist of the business and operations of a specialty financial services company primarily engaged in the acquisition of life settlement transactions.   To date, we have acquired 55 policies with a face value of $346,476,150.  One policy with a face value of $2,500,000 matured resulting in net income of $2,237,500. One policy with a face value of $8,700,000 was sold resulting in net income of $32,000.

A life settlement is the sale of an existing life insurance policy by a policy owner (frequently, but not always the insured) to a third-party investor for more than the policy’s cash surrender value but less than its net death benefit. Most life insurance policies contain assignment clauses and change of ownership clauses that the courts have recognized provide the owner with a right of resale in its personal property. This practice has become a common component in financial management over the last 15 years.

After purchasing a policy, an investor can hold it until the death of the insured and collect the net death benefit or may resell the policy. The purchase of life insurance policies in this manner can represent an investment opportunity when the transactions are based on sound underwriting and analysis, including a thorough review of the health and life expectancy of the insured, the expected premiums due and the time value of money.

Historically, policy owners including those with pressing financial problems and those who no longer needed death benefit coverage, frequently allowed policies to lapse for failure to pay premiums. Other policy owners, who did not need the relevant policy protection and were seeking liquidity, surrendered their policy to the insurance carrier and received the policy’s cash surrender value (CSV) in a lump sum payment. Cash surrender values are typically far less than the face amount of the policy or the death benefit payable thereunder, and are sometimes significantly less than the policy’s life settlement market value (LSV). With the increased issuance of universal life contracts designed to minimize early year premiums through optimization of cost of insurance, especially for benefit of tax, estate and business risk planning, the number of policies issued containing very low cash surrender values has increased. The life settlement industry has developed over the past decade in response to the supply of high face-low cash value (hence higher market value) policies. In addition, as a practical matter, as people age health issues surface. Healthy people tend to show a high propensity to let their insurance lapse, while unhealthy people tend to persist with their insurance. Since the Life Settlement market focuses on seniors 70+ with their increasing health impairments that come with age, more and more of them want to keep their insurance, but can no longer afford the premiums.

Taking advantage of these two significant trends (the value gap between CSV and LSV, and the affordability issues of an aging, health-impaired population) investors have raised pools of capital to purchase life insurance contracts policy-owners would have otherwise surrendered or allowed to lapse.

Typically, an owner of a policy will discuss a potential sale with a broker, who will make the arrangements for sale with a life settlement provider that may either purchase the policy to hold or to resell it to investors. Investors in life settlements competitively bid on the purchase of a policy the owner or broker is seeking to sell, taking into account the overall health and life expectancy of the insured as well as the then-current economic environment. Policies that represent sound risks to investors can generate one or more bids in a competitive marketplace. The life settlement transaction can be beneficial to both buyer and seller, because the seller is able to receive a higher price than the cash surrender value offered by his or her insurer for the Policy, and the buyer is able to purchase an investment with a high potential rate of return.

Once the transaction is complete, the purchaser becomes the legal and registered owner of the policy and succeeds to all legal rights and responsibilities of the policy contract, including the right to designate the beneficiary of the death benefit payable under the policy and the obligation to pay premiums. Investors in life policies may hold the policies for resale individually or in blocks, or may attempt to bundle them into a new vehicle and sell securities issued by that entity in a securitized transaction.

Data from the American Council of Life Insurers shows that the voluntary termination rates for individual policies have dropped steadily from 6.6% in 2002 to 5.7% in 2009. Because the decline in the lapse rate coincides with the increasing number of reported life settlement transactions, we believe this indicates that more policyholders are choosing to sell their policies in life settlement transactions rather than voluntarily terminating these policies. While there is limited statistical information available on the more-likely-to-settle-segments, such as universal life contracts discussed earlier, our assumption is they are a significant contributor to this trend. We believe this corroborates predictions that the life settlement market will continue to grow in size as these transactions become more familiar to policyholders.

Absolute Life Solutions, Inc. purchases ownership of the life insurance policy at a discount to its face value and receive the face amount of the death benefit under the policy when the insured person dies. In an Absolute Life Solutions, Inc. transaction, the insured is typically 70 years of age or older and has a life expectancy of five to ten years.

Coverage Types

The largest share of life settlements are individual insurance policies, predominantly policies known as permanent whole or universal life contracts, and less frequently convertible term policies. In many cases, the insurance policy is purchased for investment protection and in others it is used to financially protect a spouse or other beneficiaries of the insured upon death. Sometimes however, beneficiaries such as a spouse are outlived by the insured, and in that case, a life settlement is a much more logical decision than holding onto a policy.

Other sources for life settlements are business insurance policies for funding of buy-sell or cross-purchase agreements that may no longer be needed if one or more members have exited the firm; key man policies if insured persons leave the firm or retire. Executive benefit plans of small and midsized businesses often include life insurance policies and are a target market for life settlement transactions in cases where cash needs are pressing. Policies purchased for the purposes of fulfilling estate taxes would be excellent sources for life settlements in times when the tax hedging mechanism is no longer required. Many of the policies in these cases are held in trust, which require a settlement provider with unique insight and skills.

The charitable giving component of estate planning frequently utilizes life insurance, such as in Grantor Remainder Annuitized Trusts (GRATs), wherein a trust is set up for a specific term, and insurance is purchased as a funding or tax anticipation mechanism to avoid trust assets becoming part of the estate of the owner. At the end of the term, or in certain cases where the GRAT fails (outsized asset performance, etc.), the insurance is no longer necessary or must be re-characterized. In these cases, and in others affected by plan termination, employment termination or estate re-engineering, especially as taxation and other regulations change, life settlement is becoming an ever-more considered financial option. Our job is to be ready to respond to these market dynamics, and take advantage of the increasing availability of settled policies.

The Company plans to primarily hold the purchased policies until maturity earning a return. However, the Company may consider development of securitizations of the life insurance policy pools, estimating that this program will enhance liquidity in the marketplace and entice a greater number of institutional investors to participate in the life settlement market. As such, securitization may provide an exit strategy more likely available to the Company sooner than the payment of the death benefit itself.

Securitization is a key method for institutional investors in life settlements to exit their investment quicker. Institutional providers of life settlements can use purchased insurance policies and create “life settlement bonds” for sale, which are asset-backed securities with death benefits providing the revenue stream for the purchaser of the bond. There are several obstacles facing the securitization of life settlements. These include securities law consideration, convincing credit rating agencies to learn about life settlement backed bonds, accept the underlying underwriting and pricing of risk, as well as rating the bonds. Other obstacles include receiving enough funding to complete transactions in a timely manner.

The Market for Life Settlements

The Company believes that with awareness, the market for life settlements will grow as it offers owners of life insurance policies, aged 70 or older, or those with a life expectancy of 5 to 10 years or less, a liquid cash conversion and exit strategy from life insurance policies that are become available for reasons more fully described above. Clearly, this innovative wealth management tool becomes even more valuable in economic circumstances wherein income moves from current to fixed, especially during the latest worldwide negative cycle. The industry has developed partially as a result of these individuals who can no longer afford premium payments, and who wish a life settlement rather than letting their policy lapse or taking the cash-surrender value (or in some cases no cash value).

Demographic trends indicate future growth of the population that comprises the life settlement market. The “baby boomer generation,” which consists of persons born between 1946 and 1964, currently numbers around 78 million. The oldest members of this group are now reaching 65 years of age and are still a few years shy of the age of 70, the age that most life settlement providers currently focus on. However, the baby boomer generation will provide a large target market for the life settlement industry in the years to come, leading to possible significant refinement in the business model of the industry.

Currently the number of persons above the age of 70 in the US is over 27.1 million. In addition to providing a large addition to the target market for life settlements in the years to come, baby boomers may also become more open to the idea of life settlements as current advertising campaigns make them more acquainted with the concept. Further, hybrid products are becoming available, such as those with a smaller settlement up-front and the opportunity to retain a percentage of death benefit, and one where a percentage of the settlement proceeds is used to provide Long Term Care coverage. As the over 70 population moves from the approximated 27 million to an estimated over 75 million during the next 18 years, the unit volume of life contracts that can be settled will increase substantially.

Life settlements are an attractive opportunity for both the insured party and provider where Minimally Funded Universal Life (“UL”) contracts are involved. The minimal funding is designed to pay only for current COI (cost of insurance that increases with age) and results in low early year cash surrender values. Settlement offers for these policies are often materially higher than the cash value, making them an attractive incentive to exit an insurance contract. The providers benefit due to the flexibility of funding the contract and ability to adjust premium-payment plans, which, for those armed with the appropriate analytics and modeling tools (such as the Company), maximizes return. Aggressively priced UL contracts provide even higher possible gains because of lower mortality and higher lapses being assumed when determining the price of the policy. However, minimally funded UL contracts provide little cash for paying ongoing charges, which increase with the age of the insured party.

Another market for life settlements are convertible group insurance policies that can be converted into individual policies, assuming that the individual has the right to convert the policy and sell it to a third party. Considerations that providers make for convertible group policies are similar to considerations made in the purchase of convertible term policies.

Market Size

According to the Life Settlement Association, the life settlement industry was a $2 billion (policy face value) industry in 2001 and grew to a $12 billion industry in 2007. It experienced minimal growth in 2008 and 2009.  Today life settlement transactions provide liquidity to seniors to the tune of over $7 million a day and over the past 4 years have provided $8 billion in liquidity to seniors. (http://www.thevoiceoftheindustry.com/) Until 2008, prices paid for “life settlements” were rising due to increased competition and availability of credit to purchase policies, as well as the ability to more easily securitize purchased insurance policies. However, due to the recent credit crunch, both credit extended for purposes of purchasing policies as well as the ability to securitize insurance policies have been reduced, and therefore the prices paid for life settlements have declined. This creates better returns for providers of life settlements that currently have the funds to purchase policies and continue making premium payments on purchased policies.

According to the American Council of Life Insurers, (Life Insurers Fact Book 2010), there were $18.1 trillion in life insurance policies in force in 2009. Also, in 2009 insurance policies worth $3 trillion were purchased by consumers. Of the $18.1 trillion in life insurance policies in force in 2009, $10.3 trillion were individual life insurance policies. Of the $3 trillion in life insurance policies purchased in 2009, $1.74 trillion were individual life insurance policies and of these policies, permanent life insurance contracts constituted over $440 billion in policies purchased. In 2009, insurance industry revenues due to life insurance premiums amounted to $522.3 billion and payouts in the form of benefit payments amounted to $507.1 billion. In terms of the number of contracts, there were over 9.8 million individual life insurance policies purchased in 2009 of which 5.8 million policies were permanent term individual life insurance contracts. The average value of an individual life insurance contract in 2009 was $172,000.

Life settlement transactions are almost exclusively employed in an estate planning, business transfer, corporate structuring, risk management, or tax optimization context. Life settlements typically have a face value death benefit of no less than $100,000. The Wharton Business School indicates that more than 20% of insurance policyholders over age 65 have policies whose intrinsic economic value exceeds cash surrender value.

Income Sources

Current and future income will be derived from 1) A managed pool of life settlements proprietary to the Company; 2) Provision of servicing [mortality tracking, premium processing and claims management] for other life settlement providers in the future, and; 3) Licensing and usage revenue generated from our proprietary modeling and valuation platform, primarily for asset acquisition and pricing.

If properly managed, life settlement pools can yield in excess of 14%. The management of life settlements entails measuring and management of multiple aspects of financial and operational risk. In order to maximize the return and reduce the risk profile of a group of policies, several defining attributes need to be constantly monitored. Policy groups need to be built initially by balancing a broad range of risk variables and then adjusted to keep risk metrics in acceptable limits.  The Company utilizes only major life expectancy data providers in structuring its portfolio.

The Company will service its own portfolio and may offer servicing to other entities engaged in the life settlement business. As our servicing structure is assembled and refined, we will make use of best-in-breed assets servicers, as third party providers and as consultants to our in-house servicing unit. Further, there will be cases where independent servicing is required in design of certain securitizations of portfolio segments.

While the Company’s proprietary modeling and valuation platform is currently used for internal processes, we may consider offering this and other of our skill-sets, beyond servicing, to other market participants in the future. Our platform and analytical focus incorporates a first class policy purchase capability, such that we may provision this to other groups or entities looking to enter into the market. Prospectively, this would be done on a managed account agreement basis with the Company, such that we could provide a vertically integrated suite of purchasing, managing and servicing of a customer’s portfolio for enhanced revenue and income. Further, application of our model to index structures, pricing models and other market participant platforms used for hedging in the pension, life and annuity sectors is clearly a future possibility, and is currently a burgeoning activity in money center markets globally.

Our goal is to aid in the maturation of the life settlement segment by constantly educating and discovering new analyses that will help us identify and manage volatility in the market. Our platform is the culmination of that dedication and we anticipate that certain of our research findings may be able to be protected as intellectual property to the Company.

Government and Industry Regulation

When the life settlement market was first established, it was sparsely regulated. Due in part to abuses within the industry, which were well-publicized, the federal government and various states moved to regulate the market in the mid-1990’s. These regulations generally took two forms. One sought to apply consumer protection-type regulations to the market. This application was designed to protect policyholders and purchasers. Another sought to apply securities regulations to the market, which was designed to protect purchasers. Various states have also used their insurance regulations to attack instances of insurance fraud within the industry.

Consumer Protection Licensing. The consumer protection-type regulations arose largely from the draft of a model law and regulations promulgated by the National Association of Insurance Commissioners (NAIC). Approximately 45 states have now adopted some version of this model law or another form of regulation governing life settlement companies in some way. These laws generally require the licensing of providers and brokers, require the filing and approval of settlement agreements and disclosure statements, describe the content of disclosures that must be made to insureds and sellers, describe various periodic reporting requirements for settlement companies, and prohibit certain business practices which are deemed to be abusive.

Securities Regulations. Some states and the Securities and Exchange Commission (“SEC”) have attempted to regulate life settlements as securities under federal or state securities laws. On July 22, 2010, the SEC issued a Staff Report of its Life Settlement Task Force. The Staff recommended that certain types of interests in life settlement be classified as securities. The Commission has not taken any position on the Staff Report, and there is no indication if the Commission will take any action to implement the recommendations of the Staff Report. The Company believes that the matters discussed in the Staff Report do not impact on the Company’s current business model. With respect to state securities laws, 48 states treat life settlements as securities under state laws, although some states exclude from the definition of security the original sale from the insured or the policy owner to the provider. A majority of states include life settlements in their statutory definition of security, either directly in that definition, or as part of the definition of investment contract. We have endeavored to structure our activities to reduce the risk that our activities would be treated as securities under state or federal law, and, to date, no state or federal regulatory body or private litigant has asserted that our settlements are securities.

Insurance Regulation. As a life settlement company, we facilitate the transfer of ownership in life insurance policies, but do not participate in the issuance of policies. As such, we are not required to be licensed as an insurance company or insurance broker. We do deal, however, with insurance companies and professionals in our business and are affected by the regulations covering them. The insurance industry is highly regulated, and these regulations affect us in numerous ways. We must understand the regulations as they apply to policy terms and provisions and the entitlement to, and collectability of, policy benefits. We rely upon the protections against fraudulent conduct that these regulations offer and we rely upon the licensing of companies and individuals with whom we do business. We do not intend to apply to be licensed as a life settlement broker in New York but we may apply to be licensed as a life settlement provider in New York.

Competition

Limited access to capital, the insurance industry’s addition of pre-death cash benefits, law enforcement pressure on companies operating illegally, and increasing government regulation have contributed to a stabilization in the number and sophistication of life settlement companies, both those purchasing for their own accounts and those, who act as agents for clients. While major financial institutions that previously were active in the market, have withdrawn or curtailed their activities in life settlements, there are other institutions (including hedge funds), with greater resources, such as Fortress Investment Group LLC, Credit Suisse, AmTrust Financial Services, Inc., Silver Point Capital L.P. and Vida Capital Inc., which remain active in the market.

Competition within the life settlement market is active among the companies in this sector and we will continue to experience competition for qualified policies to purchase.  This competition will have an effect on the prices we pay for policies, the amount of brokerage fees we pay, and the prices we set for the acquisition of policies.  We believe the overall market for life settlements will increase as more seniors become aware of their option to liquidate an unwanted policy through a life settlement.

Employees

We currently have four employees, of which two are executive officers of the Company.  None of our employees are represented by a labor union.  We have not experienced any work stoppages and consider our relations with our employees to be good.

Description of Property

Our executive offices are located at 45 Broadway, 6th Floor, New York, New York 10006, and consist of 2,450 square feet. We believe that our property is adequate for our current and immediately foreseeable operating needs. Our rent obligation for the twelve months ending June 30, 2012 is $92,631.

Intellectual Property

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. We have filed with the United States Patent and Trademark Office an application for registration of the trademark “Absolute Life Solutions”. We intend to register this and possibly other trademarks and service marks, both domestically and in foreign jurisdictions.  We hold the Internet domain name www.absolutels.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org,” or with a country designation.

Legal Proceedings

In the normal course of our business, we may periodically become subject to various lawsuits. However, there are currently no legal actions pending against us nor, to our knowledge, are any such proceedings contemplated.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Prospectus. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Prospectus.

	February 28, 2011 (Unaudited)	August 31, 2010
ASSETS:
Total current assets	$5,164,931	$5,786,176
Total other assets	158,746	170,724
Investment in life settlement contracts	62,331,953	12,313,897
Total assets	$67,655,630	$18,270,797

LIABILITIES:
Total current liabilities	$108,655	$362,896
Deferred income taxes	15,286,796	1,524,558
Total liabilities	15,395,451	1,887,454

STOCKHOLDERS’ EQUITY:
Preferred Stock, ($0.00001 par value)	-	-
Common Stock, ($0.00001 par value)	829	801
Additional paid-in capital	55,786,457	14,249,938
Retained earnings (accumulated deficit)	(3,527,107)	2,132,604
Total stockholders’ equity	52,260,179	16,383,343
Total liabilities and stockholders’ equity	$67,655,630	$18,270,797

	(Unaudited) Three months ended February 28, 2011	(Unaudited) Six months ended February 28, 2011	Year ended August 31, 2010

Sales, general and administrative expenses	$(708,814)	$(1,778,661)	$(961,536)

Other income
Unrealized gain on investment in life settlement contracts net of premiums paid	10,742,217	29,192,918	4,783,471
Realized gain on maturity of life settlement contract	-	2,237,500	-

Income (loss) before income tax	10,033,403	29,651,757	3,821,935
Income tax provision	(5,251,490)	(13,825,451)	(1,524,558)
Net income (loss)	4,781,913	15,826,306	2,297,377

Deemed dividend on Series A Preferred Stock	(5,950,000)	(19,200,000)	-
Dividend on Convertible Preferred Stock	(2,286,018)	(2,286,018)	-
Net income (loss) applicable to common shareholders	$(3,454,105)	$(5,659,712)	$2,297,377

Basic earnings (loss) per common share	$(.04)	$(.06)	$.03
Diluted earnings (loss) per common share	$(.04)	$(.06)	$.03
Basic weighted average number of shares outstanding	88,243,904	87,827,881	80,060,000
Diluted weighted average number of shares outstanding	88,243,904	87,827,881	80,133,973

Results of Operations

Our results of operations for the six months ended February 28, 2011, consisted of unrealized gains net of premiums paid and realized gains on maturity of life settlement policies less operating and administrative expenses for personnel, leased office space and professional fees and income tax expense.

Comparison of the three and six months ended February 28, 2011 and 2010

We reported net income of $4,781,913 and $15,826,306 respectively for the three and six months ended February 28, 2011 (the “Second Quarter of this year”), compared to a net loss of $7,314 and $18,164 respectively for the three months and six months ended February 28, 2010 (the “ Second Quarter of last year ”).  The Company had limited operations during the six months ended February 28, 2010.

Expenses:  Operating and administrative expenses increased from $7,314 and $18,164 for the three months and six months ended February 28, 2010 respectively to $708,814 and $1,778,661 for the three and six months ended February 28, 2011 respectively as the Company retained personnel, leased office space, and continued active operations. The decrease in expenses from the first quarter to the second quarter 2011 can be attributed to less spending on marketing budgets. Initial payments to marketing projects were made in the first quarter. These were one time charges.

Other Income: Total other income increased from $Nil for the three and six months ended February 28, 2010 respectively to $10,742,217 and $31,430,418 for the three  and six months ended February 28, 2011 respectively. Unrealized gains net of premiums paid were $10,742,217 and $29,192,918 for the three and six months ended February 28, 2011, due to fair market valuation of pool policies. Realized gains from the maturity of life settlement policies were $Nil and $2,237,500 for the three and six months ended February 28, 2011.

Income Taxes:  Income tax expense increased from $Nil for the three and six months ended February 28, 2010 to $5,251,490 and $13,825,451 for the three and six months ended February 28, 2011 respectively. An increase of $13,762,239 in addition to the previous year’s liability of $1,524,558 resulted from recalculation of the fair value of the Company’s life settlement portfolio. The deferred tax liability of $15,286,796 is based on our collection of the unrealized gain reflected in our financial statements, but is not payable until such gain is realized.

Deemed Dividend:  During the six months ended February 28, 2011, the issuance of the Series A Preferred Shares with a contractual conversion price of $1.00 resulted in an effective conversion price lower than the fair market value of the Company’s Common Stock at each issuance after allocating the proceeds received to the preferred shares and the detachable warrants included with the preferred shares.  Accordingly,  the Company recorded deemed dividends in the aggregate amount of $19,200,000  attributable to the beneficial conversion feature in connection with the private placement of the 19,200 Series A preferred shares issued in the period.

Liquidity and Capital Resources

Operating Activities:  Net cash flows used in operating activities for the six months ended February 28, 2011 was $3,666,789.  Net cash used in investing activities was $16,618,000 arising from purchases of life settlement contracts. Net cash provided by financing activities was $19,200,000 from the sales of Series A preferred stock. This resulted in a decrease of cash of $1,084,789. Sources of cash flow resulted primarily from capital raising activities of $19,200,000.

The Company establishes and analyzes its premium reserves on a monthly basis. Once an adequate reserve level is met, the Company weighs additions to its portfolio based on the future value of the investment and the future impact the premium commitment will have on its liquidity. Since the Company is still building a carefully weighted portfolio it must meet future liquidity needs through the issuance of debt instruments and the sale of equity. It is anticipated that as the pool expands and policies mature, the resultant cash flows will enable the Company to satisfy the Company’s liquidity needs though policy maturities.

Working Capital and Capital Availability:  As of February 28, 2011, we had working capital of $5,056,276.  We expect to raise additional funds to continue to build our portfolio through debt or subsequent equity offerings. During the next twelve months we anticipate that we will not generate significant cash flow from operations. We expect to continue to build a portfolio of life settlements that will mature over the following ten year period. While we may derive income from early maturities, the policies will generally have a life expectancy exceeding 3 years. As our portfolio matures, we expect that our capital needs will subside.

Our financial statements for the year ended August 31, 2010 indicated that the previous activities of the Company did not generate positive cash flow from operations, and that we incurred losses in developing this business.  Our independent registered public accounting firm indicated that the Company would require additional funds to finance its operations. These conditions raise substantial doubt about our ability to continue as a going concern.   Since July 2010, we have raised in excess of $50,000,000 in additional capital, a portion of which is available for our working capital needs.

Off-Balance Sheet Arrangements

We did not engage in any off-balance sheet arrangements or transactions.

Application of Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition and results of operations are based on our condensed financial statements that were prepared in accordance with accounting principles generally accepted in the United States of America.  To guide our preparation, we follow accounting policies, some of which represent critical accounting policies as defined by the SEC.  The SEC defines critical accounting policies as those that are both most important to the portrayal of a company’s financial condition and results and require management’s most difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Certain accounting estimates involve significant judgments, assumptions and estimates by management that may have a material impact on the carrying value of certain assets and liabilities, disclosures of contingent liabilities, and the reported amounts of income and expenses during the reporting period that management considers critical accounting estimates.  The judgments, assumptions and estimates used by management are based on historical experience, management’s experience, knowledge of the accounts and other factors that are believed to be reasonable.  Because of the nature of the judgments and assumptions made by management, actual results may differ materially from these judgments and estimates, which could have a material impact on the carrying values of assets and liabilities and the results of our operations.  Areas affected by our estimates and assumptions are identified below.

ASC 325-30,  Investments in Insurance Contracts,   states that an investor may elect to account for its investments in life settlement contracts using either the investment method or the fair value method.  The election is to be made on an instrument-by instrument basis and is irrevocable.  Under the investment method, an investor is to recognize the initial investment at the purchase price plus all initial direct costs.  Continuing costs (e.g., policy premiums and direct external costs, if any) to keep the policy in force are to be capitalized.  Under the fair value method, an investor recognizes the initial investment at the purchase price.  In subsequent periods, the investor re-measures the investment at fair value in its entirety at each reporting period and recognizes change in fair value earnings (or other performance indicators for entities that do not report earnings) in the period in which the changes occur.  We value all of our investments in life settlement contracts using the fair value method.  As of February 28, 2011 and August 31, 2010, the total of our investment in life settlements held for our own account was valued at $62,331,953 and $12,313,897, respectively.

The Company will recognize the difference between the death benefits and the carrying value of the policy when the Company determines that settlement and ultimate collection is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized. Revenue is generally considered realized when cash is received for the sale of a product or performance of a service. Revenue generally becomes realizable when a promise to pay is received in exchange for the sale of a product or performance of a service. The promise to pay could be verbal (account receivable) or written (note receivable). Revenue is generally earned when a legally enforceable exchange takes place (e.g., consideration has been tendered and the buyer takes possession of the product or benefits from the performance of a service). The Company recognizes gains (revenue) from life insurance contract that the Company owns upon one of the two following events:

1) Receipt of death notice or verified obituary of insured; or

2) Sale of policy and filing of change of ownership forms and receipt of payment

Investments in Life Settlement contracts are classified as held-for-trading and measured at fair value, with the realized and unrealized changes in fair value recognized each reporting period in the statements of operations.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The following table provides an analysis of Level 3 financial instruments that are re-measured subsequent to initial recognition at fair value. The Company determined that its investment in life settlements is a level 3 financial instrument and that it has no level 1 or level 2 financial instruments:

Reconciliation of Level 3 fair value measurements of financial assets on a recurring basis using unobservable inputs as of February 28, 2011:

Unquoted Life Settlement policies
Beginning balance	$12,313,897
Transfers in:
Purchases of life settlement contracts	19,118,000
Unrealized gain	31,162,556
Transfers out:
Carrying value of matured contract	(262,500)

Ending balance	$62,331,953

We make estimates of the collectability of insurance proceeds receivable.  The accounts associated with these areas are critical to recognizing the correct amount of revenue in the proper period.  We have not experienced any material changes in our estimates of collectability versus actual results in the current or prior periods.

We review the carrying value of the property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment includes current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors.  Based on this assessment, there was no impairment during the three months ended February 28, 2011.

We evaluate the useful lives of our property and equipment to assure that an adequate amount of depreciation is being charged to operations.  Useful lives are based generally on specific knowledge of an asset’s life in combination with the Internal Revenue Service rules and guidelines for depreciable lives for specific types of assets.

We are required to estimate our income taxes.  This process involves estimating our current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and financial reporting purposes.  These differences result in deferred tax assets and liabilities.  We then assess the likelihood that our deferred tax assets will be recovered from future taxable income, and, to the extent we believe that recovery is not likely, we establish a valuation allowance.  To the extent we establish a valuation allowance or increase this allowance in a period, we include a tax provision or reduce our tax benefit in the statements of operations.  We use our judgment to determine our provision or benefit for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations.  We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

We have not made any material changes to our critical accounting estimates or assumptions or the judgments affecting the application of those estimates or assumptions.

New Accounting Pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2010-15, Financial Services—Insurance (Topic 944): How Investments Held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments. This ASU codifies the consensus reached in EITF Issue No. 09-B, "Consideration of an Insurer's Accounting for Majority-Owned Investments When the Ownership Is through a Separate Account." The amendments clarify that an insurance entity generally should not consider any separate account interests held for the benefit of policy holders in an investment to be the insurer's interests and should not combine those interests with its general account interest in the same investment when assessing the investment for consolidation. The general guidance does not apply in instances where the separate account interests are held for the benefit of a related party policy holder as defined in the Variable Interest Entities Subsections of Codification Topic 810, Consolidation,  Subtopic 810-10, as those Subsections require the consideration of related parties. ASU 2010-15 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

Outlook

We believe our company and our industry are fundamentally sound and well positioned to deal with the current uncertainty in the financial and capital markets.  Our life settlements are not correlated to the financial or commodities markets, which increases their appeal in uncertain times.  Further, we have an adequate amount of cash and cash equivalents to meet immediate needs.  We carry no operational debt and do not rely on leverage in our capital structure.  We do rely, however, upon the availability of investment capital.  While it is conceivable that a deep financial crisis could diminish the supply of investment capital throughout the economy, our experience during the first six months of this year indicates that greater investment capital will be placed in life settlements.  We believe this is due to the fact that returns in life settlements are relatively attractive and not correlated to the performance of the financial markets.

Our operating strategy is to increase cash flows generated from operations by increasing revenues while controlling operating and administrative expenses.  We believe that domestic and international demand for life settlements will continue to grow as the prospects for economic conditions remain uncertain and investors look for alternative investments.  On the supply side, we are increasing our advertising and professional awareness marketing to potential sellers of policies and to strengthen our broker network.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following  individuals constitute our Board of Directors and executive officers as of the date of this Prospectus:

Name	Age	Position(s)
Avrohom Oratz	28

President, Chief Executive Officer and  Director, served as our Treasurer and Chief Financial Officer from July 2010 until his election as President in April 2011.  From 2007 to 2010, he was employed by Platinum Human Resource Management, a privately owned company with $250M of revenue, as Corporate Controller. Platinum is a full service human resource services firm with offices in New York, Florida, Alabama and California. As Controller, Mr. Oratz designed and implemented a comprehensive fraud protection program, with processes and procedures that protect clients' financial integrity. Mr. Oratz played a key role in the establishment of Normandy Harbor Insurance Company, specializing in Workers' Compensation coverage and comprehensive Risk Management Programs.

Joshua Yifat	38

Treasurer and Chief Financial Officer, was a Vice President of the Managed Futures Group at Morgan Stanley Smith Barney, where he supervised 40 managed futures funds with assets under management in excess of $6.5 billion. Prior to Morgan Stanley Smith Barney, he spent 8 years with various major accounting firms as senior auditor within the financial services group.  He is a graduate of Touro College.

Yossi Rasp	33

Secretary, has extensive experience in both the life settlements industry and the securities markets. He was previously responsible for overseeing compliance and reporting for various life settlement policy groups, and dealing with private equity and family offices.  Mr. Rasp has been involved in public market analytics since 1998.  He attended Touro College as a Finance and Accounting Major.

Directors
Chaim Loeb	42

Director, has been an insurance broker since 1994. He serves as the President of Loeb Insurance Brokerage, Inc. and Cornell Insurance Services. He is licensed in Life and Health Insurance from the State of New York: He is a graduate of the Rabbinical College Zichron Moshe of New York.  Mr. Loeb’s experience in the insurance industry led to the conclusion that he should be nominated to serve as director of the Company.

Abraham Lowy	31

Director, is an attorney who has an extensive practice representing corporate real estate investors in the acquisition, development and leasing of commercial and retail properties, including office buildings, condominium developments, shopping centers, nursing homes and warehouses. Mr. Lowy also counsels clients in matters pertaining to banking and financing transactions, including mortgage loans, mezzanine loans, construction loans and credit facilities. Mr. Lowy received his Juris Doctorate degree from Brooklyn Law School, and is admitted to the bars of the states of New York and New Jersey.  Mr. Lowy’s experience representing early-stage and small businesses and in insurance litigation led to the conclusion that he should be nominated to serve as a director of the Company.

Sy Stern	38

Director, joined the Board in December 2010.Mr. Stern has previously functioned as CFO for a real estate development joint venture and as controller for a large staffing company.  Mr. Stern earned his J.D. at New York Law School in May of 1998, and his MBA in Accounting at the Pace University, Lubin School of Business in September of 1999.  Mr. Stern is currently a member of good standing in the New York State Bar Association and the New Jersey State Bar Association.  He is also a Certified Public Accountant licensed in the State of New York.  Mr. Stern’s prior experience, his financial training and his business-focused educational background led to the conclusion that he should be nominated to serve as a director of the Company.

We expect that we may add additional directors to the Board of Directors in the next twelve months but have not entered into any discussions with any prospective directors.

We are not currently subject to any standards regarding the “independence” of directors on our Board, or otherwise subject to any requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent. Although we are not required to comply with these requirements, we have elected to use the definition for “director independence” under the AMEX LLC Stock Market listing standards.  Our Board has determined that each of Messrs. Loeb, Lowy and Stern are independent directors under The AMEX LLC Stock Market rules relating to director independence because each is a non-employee director, and none of them has any relationship with the Company or other person, which in the opinion of our Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

Director Compensation

Our directors currently do not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and Committee meetings. We may compensate independent directors for their service on the Board and any Committee at rates that are comparable to the compensation paid to independent directors of other similarly situated companies.  Each of our directors received 50,000 shares of Common Stock upon joining the Board.

Officer and Director Qualifications

We have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the board of directors to possess. However, we generally evaluate the following qualities: educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our shareholders.

Our officers and board of directors are composed of a diverse group of leaders.  In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Some of our officers and directors also have experience serving on boards of directors and board committees of private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating a business transaction.

Meetings and Attendance

During the fiscal year ended August 31, 2010, there were two meetings of the Board of Directors.

Each director attended or participated in at least 3/4 of the meetings of the Board of Directors held during our fiscal year ended August 31, 2010 and during his term of service.

Board Committees

We constituted an Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee on April 4, 2011. Each Committee operates under a charter that has been approved by our board of directors.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is currently composed of Mr. Stern (Chairman) and Messrs. Lowy and Loeb.  Each individual is involved in discussions with management and our independent registered public accounting firm with respect to financial reporting and our internal accounting controls. The board of directors has determined that Mr. Stern is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee has the sole authority and responsibility to select, evaluate and replace our independent registered public accounting firm or nominate the independent auditors for shareholder approval. The Audit Committee must pre-approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee consults with management but does not delegate these responsibilities.  The Audit Committee will also review all “related party” transactions.

Compensation Committee

Our Compensation Committee was formed in April 2011 and consists of Mr. Loeb (Chairman) and Messrs. Lowy and Stern. Our Compensation Committee will award stock options to officers and employees. The Compensation Committee has overall responsibility for approving and evaluating the employment agreements, severance agreements, and executive officer compensation plans, policies and programs of the company.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was formed in April 2011 and consists of Mr. Lowy (Chairman) and Messrs. Loeb and Stern. The Nominating and Corporate Governance Committee is responsible for (1) reviewing suggestions of candidates for director made by directors and others; (2) identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of shareholders; (3) recommending to the Board director nominees for each committee of the Board; (4) recommending to the Board the corporate governance principles applicable to the company; and (5) overseeing the annual evaluation of the Board and management. Pursuant to the Nominating and Corporate Governance Committee charter, there is no difference in the manner in which a nominee is evaluated based on whether the nominee is recommended by a shareholder or otherwise.

Code of Business Ethics and Conduct

Our board of directors has adopted a Code of Business Ethics and Conduct Guidelines to which adherence is full commitment. The Code of Business Ethics and Conduct Guidelines may be found on our website at www.absolutels.com.  We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code by posting such information on our website, at the address specified above.

COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities for the year ended August 31, 2010 awarded to, earned by, or paid to: (i) Moshe Oratz, our former Chief Executive Officer during fiscal 2010; and (ii) Avrohom Oratz, our current Chief Executive Officer and former Chief Financial Officer during fiscal 2010 (these individuals are referred to hereinafter as the “Named Executive Officers”).

Name and Principal Position (in dollars)	Fiscal Year	Salary (1)	Bonus (2)	Restricted Stock Awards (3)	All Other Compensation (4)	Total

Moshe Oratz Former President, Chief Executive Officer	2010	$62,500	-	-0--		$62,500

Avrohom Oratz President, Chief Executive Officer Formerly Treasurer, Chief Financial Officer	2010	$37,500	-	-0--	$3,000	$40,500

(1)	The dollar value of base salary (cash and non-cash) earned.

(2)	The dollar value of bonus (cash and non-cash) earned.

(3)	During the periods covered by the table, we attributed no value to the shares of restricted stock issued as compensation for services to the persons listed in the table.

(4)	All other compensation received that we could not properly report in any other column of the table.

Mr. Moshe Oratz resigned as our President and Chief Executive Officer effective April 8, 2011 to pursue other business interests.  The Company has entered into two formal written employment agreements with our executive officers. Employment agreements dated June 1, 2010 (and amended April 8, 2011), and April 15, 2011, respectively  have  been entered  with each of   Avrohom Oratz and  Joshua Yifat (collectively, the “Executives”).

Pursuant to their respective employment agreements, Mr. Avrohom Oratz serves as our President and Chief Executive Officer at an annual salary of $165,000 and Mr. Joshua Yifat serves as our Treasurer and Chief Financial Officer at an annual salary of $160,000, which agreements run through June 1, 2013 and April 15, 2014 respectively. The agreements entitle these executives to receive a net year-end performance bonus, based on performance measurements approved by the independent Directors, as well as certain other benefits. These executives are also subject to non-competition and confidentiality requirements. We may terminate these agreements at any time for cause.

Mr. Avrohom Oratz was issued 250,000 shares of common stock under our Equity Plan upon his appointment as Chief Financial Officer.

Upon being appointed as Chief Financial Officer, Mr. Joshua Yifat was granted 100,000 shares of common stock under our Equity Plan. Messrs. Oratz and Yifat may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees

Pursuant to the terms of each of the Agreements, upon a change of control of the Company, and upon a fundamental adverse change occurring in the employment of the particular Executive without the agreement of that Executive, the Executive has the option to terminate his employment and the Agreement, triggering the payment of a termination package consisting of an amount equal to the Executive’s base salary for the balance of the term, subject to any withholdings or deductions required by law.

Mr. Avrohom Oratz is the brother of Mr. Moshe M. Oratz, our former President and Chief Executive Officer, and previously served as our Treasurer and Chief Financial Officer.

Equity Incentive Plan

Pursuant to Board of Directors and stockholder approval, the Company adopted its 2010 Equity Incentive Plan on June 1, 2010 (the “Plan”) whereby it reserved for issuance up to 10,000,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, and consultants, to the Company with additional incentives by increasing their ownership interest in the Company. Directors, officers, employees and consultants of the Company are eligible to participate in the Plan. Options in the form of Incentive Stock Options (“ISO”) and Non-Statutory Stock Options (“NSO”) may be granted under the Plan. Restricted Stock may also be granted under the Plan. To date, grants of 1,000,000 shares of Restricted Stock have been made to our officers and directors.

Securities Authorized For Issuance Under Equity Incentive Plans

As of May 31, 2011, there were 9,000,000 shares of our common stock reserved and available for future grants of options and other awards under our Equity Plan.  As of the same date, there were no awards outstanding under the Equity Plan.

The table below contains information regarding our equity compensation plan as of May 31, 2011.

	Number of Securities to Issued as Restricted Stock or to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the Prior Column)

Equity compensation plans approved by security holders 2010 Equity Incentive Plan	1,000,000		9,000,000

Equity Compensation plans not approved by security holders	-		-

Administration

Our board of directors has established a compensation committee that, among other duties, will administer the Incentive Plan. The compensation committee will be composed of two members of the Board, a majority of whom will be “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended. Members of our compensation committee will serve at the pleasure of our Board.

Our Incentive Plan permits the Compensation Committee to grant the following types of awards.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our Incentive Plan will be determined by our Board of Directors or a committee of the Board at the time of the grant, but will not be less than fair market value on the date of the grant. Our Board of Directors or a committee of the Board will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Board of Directors or committee of the Board may, in its discretion, impose limitations on exercise of all or some options granted under our Incentive Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under our Incentive Plan will vest at rates specified in the option agreement at the time of grant; however, all options granted under our Incentive Plan will vest upon the occurrence of a change of control, as defined in the Incentive Plan. Our Incentive Plan also contains provisions for our Board of Directors or a committee of the Board to provide in the participants’ option award agreements for accelerating the right of an individual employee to exercise his or her stock option or restricted stock award in the event of retirement or other termination of employment. No cash consideration is payable to us in exchange for the grant of options.

Our Incentive Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or Non-Qualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 422 of the Code. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a shareholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price must be not less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

The exercise price for Non-Qualified Options may not be less than the fair market value of our common stock on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. The exercise price of stock options may be paid in cash, in whole shares of our common stock, in a combination of cash and our common stock, or in such other form of consideration as our Board of Directors or the committee of the Board may determine, equal in value to the exercise price. However, only shares of our common stock which the option holder has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options. In no event may a stock option be exercised after the expiration of its stated term.

Restricted Stock. Restricted shares of our common stock may be granted under our Incentive Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the Board of Directors or a committee of the Board may determine to be appropriate at the time of making the award. In addition, the Board of Directors or a committee of the Board may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and held by us until such restrictions lapse. The Board of Directors or a committee of the Board, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of permanent disability, retirement or other termination of employment or business relationship with the grantee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table sets forth certain information regarding the ownership of our common stock as of June 30, 2011 by: (i) each director; (ii) each of our current executive officers; (iii) all of our directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least five percent of our common stock. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Moshe Oratz (2) (3)	35,537,500	43%

Avrohom Oratz (2)	250,000	(4)

Joshua Yifat (2)	100,000	(4)

Abraham Lowy 1255 East 35th St Brooklyn, New York 11210	50,000	(4)

Chaim Loeb 1334 East 32 Street Brooklyn, New York 11210	50,000	(4)

Sy Stern 1556 East 29th Street Brooklyn, New York 11210	50,000	(4)

All Directors and Officers as a Group	36,037,500	43%

(1)

Based on 82,973,928 shares of common stock outstanding.

(2)

The address for each of these persons is 45 Broadway, New York, New York 10006.

(3)

Mr. Oratz is the sole member of CS Master Holdings LLC, which owns 35,037,500 shares of Common Stock. These shares are held under a Voting Trust Agreement of which Daniel Lifshitz serves as Trustee. Mr. Oratz disclaims ownership in 16,000,000 shares held by trusts for the benefit of his children, and administered by independent trustees.

Additionally, in April 2011, CS Master Holding LLC granted to Platinum Partners Value Arbitrage Fund, L.P. (“Value”) and Centurion Credit Strategies LLC (“Centurion”) transferable options to acquire an aggregate of 20,000,000 shares of our Common Stock at an exercise price of $0.005 per share. The options, exercisable in whole or in part, expire in April 2016. Pursuant to the terms of the Option Agreement, CS Master Holding LLC is restricted from selling or otherwise transferring the underlying shares of Common Stock without Value or Centurion’s consent prior to the expiration of the option. The Option Agreements contain provisions prohibiting exercise of the options that would result in the stockholder owning beneficially more than 4.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. Value is the holder of 12,500 shares of Series A Preferred Stock, and Centurion is holder of 20,000 shares of Series A Preferred Stock. Additionally, Platinum Partners Liquid Opportunity Master Fund, L.P., which may be deemed an affiliate of Value and Centurion, holds 2,500 shares of Series A Preferred Stock.

(4)

Less than 1%

* Calculated in accordance with Rule 13d-(3)(d)(1) under the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Moshe Oratz beneficially owns approximately 43% of the outstanding common stock of the Company. Mr. Avrohom Oratz is the brother of Mr. Moshe M. Oratz. Mrs. Dianna Oratz, the person with voting and investment control over BGOTP, LLC is the mother of Avrohom Oratz, our President and Chief Executive Officer and of Moshe Oratz, our former President and Chief Executive Officer. She disclaims any beneficial interest in the securities held by Avrohom Oratz and Moshe Oratz.

Mr. Moshe Oratz, the former President and Chief Executive Officer of the Company, previously served as the President of Cambridge Life Settlements LLC (“Cambridge”), a licensed life settlement broker. Cambridge and its affiliates served as an intermediary and provided financial and brokerage services for various life settlement transactions. Centurion Credit Strategies, LLC, a purchaser of Series A Preferred Stock, and other financial intermediaries provided credit line facilities to Cambridge and its affiliates. The Company may, in the normal course of business, maintain relationships with Centurion, other financial intermediaries and their affiliates.

All future transactions between us and our officers, directors or five percent shareholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our audit committee.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

SELLING STOCKHOLDERS

We have entered into registration rights agreements with the selling shareholders pursuant to which we have agreed to file a registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale by the selling shareholders of the shares of common stock covered by this prospectus.  We have also agreed to cause such registration statement to become effective, and to keep such registration statement effective. Our failure to satisfy the deadlines set forth in the registration rights agreements may subject us to payment of certain monetary penalties pursuant to the terms of the registration rights agreements.

We are registering the shares of common stock covered by this prospectus in order to permit the selling shareholders to offer the shares for resale from time to time.

The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling shareholders. The table below has been prepared based on information supplied to us by the selling shareholders. Except as indicated in the footnotes to the table below, the selling shareholders have not had any material relationship with us within the past three years, except for their ownership of our common stock.

The first and second  columns lists the maximum number of shares of common stock being offered by the selling shareholders under this prospectus and does not take into account any limitations on or conditions to the issuance of the shares of common stock being registered. In summary, we are registering for resale by the selling stockholders, an aggregate of 124,437,090 shares of common stock comprised of

•

41,950,000 shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock;

•

8,850,000 shares of common stock issuable upon the conversion of the Series B Convertible Preferred Stock;

•

22,394,590 shares of common stock issued or issuable as dividends on our outstanding Series A Preferred Stock and Series B Preferred Stock through June 30, 2014;

•

25,400,000 shares of common stock issuable upon the exercise of Series A Warrants at $2.00 per share; and

•

25,842,500 shares of common stock issuable upon the exercise of Series B Warrants at $4.00 per share.

The third and fourth columns assume the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.  The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. We believe that, based on information provided to us by each of the selling stockholders, the selling stockholders listed in the table have sole voting and investment powers with respect to the securities indicated.

	Ownership Before Offering		Ownership After Offering
Name of Selling Stockholders	Number of		Number of
	shares of		shares of	Percentage of
	common stock	Number of	common stock	common stock
	beneficially	Shares being	beneficially	beneficially
	owned(1) (2)	offered	owned (3)	owned
Centurion Credit Strategies, LLC (4)	49,566,439	49,566,439	0	0.00%
Platinum Partners Value Arbitrage Fund, LP (4)	29,954,623	29,954,623	0	0.00%
Platinum Partners Liquid Opportunity Master Fund LP (4)	5,987,158	5,987,158	0	0.00%
Purchase of Stock LLC (5)	7,408,562	7,408,562	0	0.00%
AhavasYisroel Charitable Foundation (6)	2,459,931	2,459,931	0	0.00%
Gertrude Nieberg	626,713	626,713	0	0.00%
PEE & EN, LLC (7)	3,684,246	3,684,246	0	0.00%
Sarmei, LLC (8)	2,497,602	2,497,602	0	0.00%
Chaim Lunger	1,098,185	1,098,185	0	0.00%
Lyncrest Consulting, LLC (9)	610,018	610,018	0	0.00%
William Korn	2,960,137	2,960,137	0	0.00%
Premier Investment Enterprises, LLC (10)	5,697,706	5,697,706	0	0.00%
BGOTP, LLC (11)	607,106	607,106	0	0.00%
Mordechai Adler	605,651	605,651	0	0.00%
Stanley Nieberg	617,551	617,551	0	0.00%
Edwin Ting	603,253	603,253	0	0.00%
S. Nieberg Trading, LLC (12)	2,466,781	2,466,781	0	0.00%
1544 Management LLC (13)	6,985,428	6,985,428	0	0.00%
	124,437,090	124,437,090	0

(1)  Includes shares of common stock being registered and issuable upon conversion of Preferred Stock, shares paid or payable as dividends on such Preferred Stock through June 30, 2014 and shares of common stock being registered which are issuable upon the exercise of warrants issued to such person.

(2)  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(3)  Assumes that all securities registered will be sold.

(4)  Based on the foregoing, Centurion Credit Strategies, LLC (“Centurion”) beneficially owns or has the right to acquire a total of 49,566,439 shares and   Platinum Partners Value Arbitrage Fund L.P. (“Value”) beneficially owns or has the right to acquire a total of 29,954,623 shares. Additionally, Platinum Partners Liquid Opportunity Master Fund, L.P., an affiliate of Value and Centurion, holds 2,500 shares of Series A Preferred Stock. In April 2011, CS Master Holding LLC granted to Value and Centurion transferable options to acquire an aggregate of 20,000,000 shares of the Company’s Common Stock at an exercise price of $0.005 per share. However, the Series A Preferred Stock, the warrants held by Centurion and Value, and the options granted by CS Master Holding, LLC to Centurion and Value, each contain provisions prohibiting any conversion of the Series A Preferred Stock, or exercise of the warrants or options that would result in the stockholder (or its affiliates) owning beneficially more than 4.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. The shares transferable to Centurion and Value are not included in the foregoing table. Mark Nordlicht has voting and investment control over the securities held by Centurion, Value and Platinum Partners Liquid Opportunity Master Fund LP.

(5)  Joseph Brunner has voting and investment control over the securities held by Purchase of Stock, LLC.

(6)  Abraham Shaulson has voting and investment control over the securities held by Ahavas Yisroel Charitable Foundation.

(7)  Nitza Lichtenstein has voting and investment control over the securities held by PEE & EN, LLC.

(8)  Mitchell Reichman has voting and investment control over the securities held by Sarmei, LLC.

(9)  Isaac Genuth has voting and investment control over the securities held by Lyncrest Consulting, LLC.

(10)  David Greenspan has voting and investment control over the securities held by Premier Investment Enterprises, LLC.

(11)  Dianna Oratz has voting and investment control over the securities held by BGOTP, LLC. Dianna Oratz is the mother of Avrohom Oratz, our President and Chief Executive Officer and of Moshe Oratz, our former President and Chief Executive Officer. She disclaims any beneficial interest in the securities beneficially held by Avrohom Oratz and Moshe Oratz.

(12)  Stanley Nieberg has voting and investment control over the securities held by S. Nieberg Trading, LLC. Stanley Nieberg individually owns 250 sahres of Series B Preferred Stock. Gertrude Nieberg is the mother of Stanley Nieberg. She disclaims any beneficial interest in the securities beneficially held by Stanley Nieberg and S. Nieberg Trading, LLC.

(13)  Batya Berger has voting and investment control over the securities held by 1544 Management, LLC.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any of these methods of sale; and

•

any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

As at June 27, 2011, there are issued and outstanding securities of the Company on a fully diluted basis as follows:

•

82,973,928 shares of our common stock held by the present stockholders;

•

41,950,000 shares of our common stock reserved for issuance on conversion of our outstanding Series A Preferred Stock;

•

8,850,000 shares of our common stock reserved for issuance on conversion of our outstanding Series B Preferred Stock;

•

22,394,590 shares of our common stock distributed or distributable through June 30, 2014 as dividends on our outstanding Series A Preferred Stock and Series B Preferred Stock;

•

51,242,500 shares of our common stock reserved for issuance under our Investor Warrants;

•

10,000,000 shares of our common stock reserved under our equity incentive plan, of which 1,000,000 shares have been issued to date;

•

355,007 shares of our common stock issued under Consulting Agreements ; and

•

6,000,000 shares of our common stock reserved for issuance under Consulting Agreements.

The following description of the Company’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the Company’s certificate of incorporation, as amended, its certificates of designation in respect of the bylaws and by the provisions of applicable law.

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.00001 per share and 100,000,000 shares of preferred stock, par value $0.00001 per share.  The Board has designated 60,000 shares of the preferred stock as the Series A Convertible Preferred Stock and 25,000 shares of the preferred stock as the Series B Convertible Preferred Stock.

Common Stock

a. Voting Rights. Except as otherwise provided by law, each share of common stock shall entitle the holder thereof to one vote in any matter that is submitted to a vote of stockholders of the Company.

Except as otherwise required by law or as provided in the designations of any class or series of our Preferred Stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our certificate of incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

b. Dividends. Subject to the express terms of any preferred stock outstanding from time to time, such dividend or distribution as may be determined by the board of directors of the Company (the “Board of Directors”) may from time to time be declared and paid or made upon the common stock out of any source at the time lawfully available for the payment of dividends, and all such dividends shall be shared equally by the holders of Common Stock on a per share basis.

c. Liquidation. The holders of common stock shall be entitled to share ratably, upon any liquidation, dissolution or winding up of the affairs of the Company (voluntary or involuntary), all assets of the Company which are legally available for distribution, if any, remaining after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock of the preferential amounts, if any, to which they are entitled.

The Company  has elected not to be governed by  (a) the provisions of Chapters 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes (“NRS”) pertaining to acquisitions of controlling interest and (b) and the provisions of Chapters 78.411 to 78.444, inclusive, of the NRS pertaining to combinations with interested stockholders.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly.

The Company’s Certificate of Incorporation, as amended to date, provides that there are 100,000,000 shares of authorized Preferred Stock of the Company and that the Company’s Board of Directors has the authority, by vote of the Board, to designate any or all of the previously undesignated shares as a new series of preferred stock having the preferences, rights, qualifications and privileges designated by the Board, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference of each series (collectively, the “Preferred Share Rights”).

Pursuant to such authority, the Board designated 60,000 shares of the authorized preferred stock to be the Company’s Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”), and 25,000 shares of the authorized preferred stock to be the Company’s Series B 12.5% Convertible Preferred Stock (the “Series B Preferred Stock”).

Series A

The following is a summary of the Preferred Share Rights of the Series A Preferred Stock. This summary is qualified in its entirety by reference to the terms of the Certificate of Designations for the Series A Preferred Stock, which is included in the exhibits attached to our Current Report on Form 8-K dated July 26, 2010.

Each share of Series A Preferred Stock has a stated value of $1,000.00 but have no right to voting (except as described below), or profit sharing.

Each holder may convert the holder’s shares of Series A Preferred Stock into Common Stock at the then applicable conversion price. (The shares issued on such conversion are referred to as “Series A Conversion Shares.”) This conversion right is effective beginning, for each holder, on the earlier of sixty-five (65) days after the initial issuance of the shares to the holder or the effective date of a registration statement filed by the Company covering the holder’s resale of the Series A Conversion Shares. The initial conversion price is One Dollar ($1.00) per share, subject to adjustment for certain events, such as certain capital events (including, but not limited to, stock splits, stock dividend, mergers and spin offs). The minimum Stated Value that may be converted at any time is $50,000 (unless the Stated Value of a holder’s remaining outstanding Series A Preferred Stock shares is lower, in which case the minimum is the Stated Value of all of the holder’s remaining outstanding shares).

The right to convert, however, is subject to the following limitation. With certain limited exceptions, a holder may not convert such shares to the extent that, after such conversion, the holder's beneficial ownership of the Company’s Common Stock would exceed 4.99% of the then outstanding shares of our Common Stock (after taking into account the shares to be issued on such conversion). This limitation also applies to the issuance of shares in payment of dividends.

Dividends are payable at the rate of 12.5% per annum, in cash or in stock, at the option of the Company, except that dividends may be paid in cash only if permitted under the Nevada Private Corporations Law. Dividends are payable (i) semi-annually on the last day of June and December of each calendar year (each, a “Series A Scheduled Dividend Payment Date”), with the first Series A Scheduled Dividend Payment Date being December 31, 2010) and (ii) when a holder converts shares of the Series A Preferred Stock. If the dividend is not paid in cash for any reason, the dividend will be paid in Common Stock, where the number of shares issued is equal to the applicable dividend divided by the then applicable conversion price.

If certain events (each, a “Series A Redemption Event”) occur, a holder of shares of Series A Preferred Stock has the right, by written notice, to demand redemption of the holder’s outstanding shares of Series A Preferred Stock.

Series A Redemption Events include, among others, (i) the Company’s failure to timely deliver shares of Common Stock after a conversion by the holder; (ii) if, prior to the date on which the aggregate Stated Value of all then outstanding shares of Series A Preferred Stock is less than fifty percent (50%) of the aggregate Stated Value of all shares of Series A Preferred Stock actually issued (the “Series A Minority Outstanding Date”), without the consent of a majority in interest of the holders of Series A Preferred Stock outstanding at that time, there is either a change in the beneficial ownership of more than fifty percent (50%) of the common stock of the Company within a period of forty (40) trading days or there is an involuntary change in a majority of the members of the Board of Directors within a period of forty (40) days; (iii) the occurrence of certain bankruptcy, reorganization or similar events; (iv) the Company admits in writing its inability to pay its debt as they mature; (v) any of the representations or warranties made by the Company to the original buyers of the Series A Preferred Stock shall be false or misleading in any material respect at the time made; (vi) the failure of the Company to observe, in any material respect, any covenant, provision or obligation of the Company under the Securities Purchase Agreement relating to the issuance of the Series A Preferred Stock; (vii) if prior to the Series A Minority Outstanding Date, without the consent of a majority in interest of the holders of the Series A Preferred Stock outstanding at that time, the Company enters into certain financing transactions which include the issuance of shares of the Company’s Common Stock (or securities convertible into or exercisable for such shares) at purchase or conversion prices below the then applicable conversion price or amends its certificate of incorporation (except for the Board’s designation of one or more additional classes or series of preferred stock which are junior to the interests of the Series A Preferred Stock); (viii) if prior to the Series A Minority Outstanding Date, without the consent of a majority in interest of the holders of the Series A Preferred Stock outstanding at that time, the Company pays dividends on, or repurchases the shares of, any other class or series of securities; or (ix) the shares of the Company’s Common Stock are delisted for trading for a period of twenty (20) consecutive trading days on the market on which they were previously listed and not listed on any other acceptable market by the expiration of that period.

If a holder has the right to, and actually does, redeem shares of the Series A Preferred Stock, the Company will be obligated to pay the holder a redemption amount equal to the sum of (i) the Stated Value of the redeemed shares multiplied by one hundred two percent (102%), if the redemption occurs within five years from the initial issuance by the Company of any Series A Preferred Stock in July 2010 or by one hundred percent (100%), if it occurs after that fifth anniversary, plus (ii) the accrued but unpaid dividends through the date such payment is made.

In the event the Company is being liquidated under any applicable bankruptcy, insolvency or similar law or similar situation, the holders of Series A Preferred Stock, as a class (pro rata among them) are entitled to a liquidation preference ahead of the holders of the Company’s Common Stock and any other class or series of preferred stock subsequently designated. The amount of the liquidation preference is equal to the Stated Value of their respective shares, plus accrued and unpaid dividends on those shares through the date of final distribution.

The Certificate of Designations provides that if the Company proposes to enter into (i) a sale, lease or exchange of the Company’s property and assets which, pursuant to Section 565 of the Nevada Private Corporations Law, requires that such action be authorized by a vote of the Company’s stockholders or (ii) a merger or other action, which pursuant to Section 120 of the Nevada Mergers, Conversions, Exchange and Domestications Law, requires that such merger or other action be submitted for approval of the Company’s stockholders, then, if the vote on the relevant action is held before the Series A Minority Outstanding Date, the holders of the Series A Preferred Stock will be entitled to vote on that action as a separate series. Without the approval of a majority in interest of the then outstanding Series A Preferred Stock, the Company will not have obtained the stockholder approval of those actions.

Except for the voting power described in the preceding paragraph and otherwise where required by the corporations law or the merger law of Nevada, holders of Series A Preferred Stock have no voting power.

Series B

The following is a summary of the Preferred Share Rights of the Series B Preferred Stock. This summary is qualified in its entirety by reference to the terms of the Certificate of Designations for the Series B Preferred Stock, which is included in the exhibits attached to our Current Report on Form 8-K filed April 12, 2011.  Holders of a majority in interest of the Series A Preferred Stock approved to the terms of the Series B Preferred Stock.

Each share of Series A Preferred Stock has a stated value of $1,000.00 but have no right to voting (except as described below), or profit sharing.

Each holder may convert the holder’s shares of Series B Preferred Stock into Common Stock at the then applicable conversion price. (The shares issued on such conversion are referred to as “Series B Conversion Shares.”) This conversion right is effective beginning, for each holder, on the earlier of sixty-five (65) days after the initial issuance of the shares to the holder or the effective date of a registration statement filed by the Company covering the holder’s resale of the Series B Conversion Shares. The initial conversion price is One Dollar ($1.00) per share, subject to adjustment for certain events, such as certain capital events (including, but not limited to, stock splits, stock dividend, mergers and spin offs). The minimum Stated Value that may be converted at any time is $50,000 (unless the Stated Value of a holder’s remaining outstanding Series B Preferred Stock shares is lower, in which case the minimum is the Stated Value of all of the holder’s remaining outstanding shares).

The right to convert, however, is subject to the following limitation. With certain limited exceptions, a holder may not convert such shares to the extent that, after such conversion, the holder's beneficial ownership of the Company’s Common Stock would exceed 4.99% of the then outstanding shares of our Common Stock (after taking into account the shares to be issued on such conversion). This limitation also applies to the issuance of shares in payment of dividends.

Dividends are payable at the rate of 12.5% per annum, in cash or in stock, at the option of the Company, except that dividends may be paid in cash only if permitted under the Nevada Private Corporations Law. Dividends are payable (i) semi-annually on the last day of June and December of each calendar year (each, a “Series B Scheduled Dividend Payment Date”), with the first Series B Scheduled Dividend Payment Date being June 30, 2011) and (ii) when a holder converts shares of the Series B Preferred Stock. Dividends on the Series B Preferred Stock rank equally with the dividends payable on the Series A Preferred Stock, except as noted in the following sentence.  Cash dividends on Series B Preferred Stock may only be paid if the dividends payable on that same dividend payment date with respect to all outstanding shares of Series A Preferred Stock have been paid in cash in full. If the dividend on the Series B Preferred Stock is not paid in cash for any reason, the dividend will be paid in Common Stock, where the number of shares issued is equal to the applicable dividend divided by the then applicable conversion price.

If certain events (each, a “Series B Redemption Event”) occur, a holder of shares of Series B Preferred Stock has the right, by written notice, to demand redemption of the holder’s outstanding shares of Series B Preferred Stock.

Series B Redemption Events include, among others, (i) the Company’s failure to timely deliver shares of Common Stock after a conversion by the holder; (ii) if, prior to the date on which the aggregate Stated Value of all then outstanding shares of Series A Preferred Stock is less than fifty percent (50%) of the aggregate Stated Value of all shares of Series A Preferred Stock actually issued (the “Series B Minority Outstanding Date”), without the consent of a majority in interest of the holders of Series B Preferred Stock outstanding at that time, there is either a change in the beneficial ownership of more than fifty percent (50%) of the common stock of the Company within a period of forty (40) trading days or there is an involuntary change in a majority of the members of the Board of Directors within a period of forty (40) days; (iii) the occurrence of certain bankruptcy, reorganization or similar events; (iv) the Company admits in writing its inability to pay its debt as they mature; (v) any of the representations or warranties made by the Company to the original buyers of the Series B Preferred Stock shall be false or misleading in any material respect at the time made; (vi) the failure of the Company to observe, in any material respect, any covenant, provision or obligation of the Company under the Securities Purchase Agreement relating to the issuance of the Series B Preferred Stock; (vii) if prior to the Series B Minority Outstanding Date, without the consent of a majority in interest of the holders of the Series B Preferred Stock outstanding at that time, the Company enters into certain financing transactions which include the issuance of shares of the Company’s Common Stock (or securities convertible into or exercisable for such shares) at purchase or conversion prices below the then applicable conversion price or amends its certificate of incorporation (except for the Board’s designation of one or more additional classes or series of preferred stock which are junior to the interests of the Series B Preferred Stock); (viii) if prior to the Series B Minority Outstanding Date, without the consent of a majority in interest of the holders of the Series B Preferred Stock outstanding at that time, the Company pays dividends on, or repurchases the shares of, any other class or series of securities; or (ix) the shares of the Company’s Common Stock are delisted for trading for a period of twenty (20) consecutive trading days on the market on which they were previously listed and not listed on any other acceptable market by the expiration of that period.

If a holder has the right to, and actually does, redeem shares of the Series B Preferred Stock, the Company will be obligated to pay the holder a redemption amount equal to the sum of (i) the Stated Value of the redeemed shares multiplied by one hundred two percent (102%), if the redemption occurs within five years from the initial issuance by the Company of any Series B Preferred Stock in April 2011 or by one hundred percent (100%), if it occurs after that fifth anniversary, plus (ii) the accrued but unpaid dividends through the date such payment is made.

In the event the Company is being liquidated under any applicable bankruptcy, insolvency or similar law or similar situation, the holders of Series B Preferred Stock, as a class (pro rata among them) are entitled to a liquidation preference, junior to the holders of the Series A Preferred Stock, but ahead of the holders of the Company’s Common Stock and any other class or series of preferred stock subsequently designated. The amount of the liquidation preference is equal to the Stated Value of their respective shares, plus accrued and unpaid dividends on those shares through the date of final distribution.

The Certificate of Designations provides that if the Company proposes to enter into (i) a sale, lease or exchange of the Company’s property and assets which, pursuant to Section 565 of the Nevada Private Corporations Law, requires that such action be authorized by a vote of the Company’s stockholders or (ii) a merger or other action, which pursuant to Section 120 of the Nevada Mergers, Conversions, Exchange and Domestications Law, requires that such merger or other action be submitted for approval of the Company’s stockholders, then, if the vote on the relevant action is held before the Series B Minority Outstanding Date, the holders of the Series B Preferred Stock will be entitled to vote on that action as a separate series. Without the approval of a majority in interest of the then outstanding Series B Preferred Stock, the Company will not have obtained the stockholder approval of those actions.

Except for the voting power described in the preceding paragraph and otherwise where required by the corporations law or the merger law of Nevada, holders of Series B Preferred Stock have no voting power.

In addition, subject to certain conditions and exceptions specified in the Series B Certificate of Designations, holders of Series B Preferred Stock are deemed to have given approval or consent to any matter consented to or voted for by the holders of Series A Preferred Stock representing a majority in interest of the combined stated value of the then outstanding Series A Preferred Stock and Series B Preferred Stock.

Options

We adopted an equity incentive plan in June 2010, pursuant to which 10,000,000 shares of our common stock are reserved for issuance pursuant to awards granted under the plan to employees, directors, consultants, and other service providers. 1,000,000 shares of Restricted Stock have been awarded to date under such plan to officers and directors.

Warrants

In connection with the Private Placements, we issued warrants (“Investor Warrants”) to purchase an aggregate of 51,242,500 shares of our common stock to the investors. Such Investor Warrants entitle the holders to purchase shares of our common stock at exercise prices of either $2.00 or $4.00 per share (subject, in each case, to adjustment) and will expire no later than approximately five years from the initial issuance of the relevant Investor Warrant. Prior to exercise, the Investor Warrants do not confer upon holders any voting or any other rights as a stockholder.

If at any time during the period commencing one (1) year from the Original Issue Date of the relevant Investor Warrant or such later date as my be applicable and ending on its Expiration Date, there is not then in effect a valid Registration Statement (as defined in the Registration Rights Agreement), the Holder may elect a ¨cashless exercise¨ of the Warrant. If a holder makes a cashless exercise, we will be obligated to issue to the holder a number of shares based on a formula which takes into account the number of shares being exercised, the then applicable exercise price and the average closing bid prices for the Company’s Common Stock for the three trading days prior to the exercise, but we will receive no payment from the holder for such shares.

With certain limited exceptions, we are prohibited from effecting the exercise of the Investor Warrants to the extent that, after such exercise, the holder’s beneficial ownership of the Company’s Common Stock would exceed 4.99% of the then outstanding shares of our Common Stock (after taking into account the shares to be issued on such exercise).

Dividends

The Company anticipates that all future earnings will be retained to finance future growth. The payment of dividends, if any, in the future to the Company’s common stockholders is within the discretion of the Board of Directors of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors. The holders of the Company’s preferred stock which have a preference in the Company’s dividends must receive such dividends before any dividends can be paid to the holders of the Company’s common stock. The Company has not paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company’s business operations, or to meet its obligations to the holders of its preferred stock having a preference in the Company’s dividends.

Transfer Agent and Registrar

The transfer agent for our common stock is Pacific Stock Transfer and Trust Company.  Our transfer agent’s address is 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board, an electronic quotation service for securities traded over-the-counter, under the symbol “ALSO”.  The following table sets forth the high and low closing sale prices of our common stock for the periods indicated.

	High	Low

Fiscal Year Ended August 31, 2010
First Quarter	$.10	$.10
Second Quarter	.11	.11
Third Quarter Fourth Quarter	.10 .70	.10 .70
Fiscal Year Ended August 31, 2011
First Quarter	2.25	1.90
Second Quarter	2.35	1.75

As of  May 31, 2011, there were approximately 318 holders of record of our common stock.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Effective as of January 6, 2011, Absolute Life Solutions, Inc. (the “Company”), pursuant to authority of the Company’s Board of Directors dismissed Dale Matheson Carr-Hilton LaBonte LLP (“Dale Matheson”) as the Company’s independent registered public accounting firm.  Dale Matheson had previously been engaged as the principal accountant to audit our financial statements.

Dale Matheson’s reports with respect to our financial statements for the fiscal years ended August 31, 2009 and 2010 did not contain an adverse opinion  or disclaimer of opinion (except to our continuance as a “going concern”), nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years and through the date of dismissal on January 6, 2011, there were no disagreements with Dale Matheson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, ifnot resolved to the satisfaction of Dale Matheson, would have caused it to make reference to the matter in connection with its reports.

On January 10, 2011, the Company’s Board of Directors appointed Marcum LLP (“Marcum”) as our new independent registered public accounting firm to perform auditing services commencing with the fiscal year ending August 31, 2011.

During our two most recent fiscal years and the subsequent interim periods through January 10, 2011 (the date of engagement of Marcum), we did not consult Marcum regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

LEGAL MATTERS

The validity of our common stock offered hereby has been passed upon by Krieger & Prager, LLP, New York, New York. Members of and counsel to Krieger & Prager, LLP own 99,000 shares of Common Stock of the Company.

EXPERTS

The financial statements as of August 31, 2010 and 2009 included in this prospectus have been so included in reliance on the report of Dale Matheson Carr-Hilton LaBonte, LLP, an independent registered public accounting firm, the report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services at the website maintained by the SEC at http://www.sec.gov, and our website, www.absolutels.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

The Nevada Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles provide for the elimination of liability of our directors and officers for monetary damages for their breach of fiduciary duty to the fullest extent provided by Nevada law.  Also, our Articles provide that our directors and officers shall be indemnified by Absolute Life Solutions, Inc. against any liability to the fullest extent provided by law.

At present, there is no pending litigation or proceeding involving a director, officer or employee regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in our Articles may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Absolute Life Solutions, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

46

ABSOLUTE LIFE SOLUTIONS, INC.

(FORMERLY SHIMMER GOLD, INC.)

FINANCIAL STATEMENTS

AUGUST 31, 2010

FINANCIAL STATEMENTS

FEBRUARY 28, 2011 (UNAUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Absolute Life Solutions, Inc. (formerly Shimmer Gold, Inc.):

We have audited the accompanying balance sheets of Absolute Life Solutions, Inc. (formerly Shimmer Gold, Inc.) as of August 31, 2010 and 2009 and the related statements of operations, cash flows and stockholders’ equity for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Absolute Life Solutions, Inc. (formerly Shimmer Gold, Inc.) as of August 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated positive cash flows from operations, has incurred losses in developing its business and further losses may occur.  The Company requires additional funds to finance its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 13, 2010

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)
BALANCE SHEETS

	August 31,	August 31,
	2010	2009

ASSETS

Current
Cash	$3,498,525	$-
Prepaids and deposits (Note 3)	2,287,651	1,000

	5,786,176	1,000
Equipment (Note 4)	114,036	-
Deposits	56,688	-
Investment in Life Settlement contracts (Note 3)	12,313,897	-

	$18,270,797	$1,000
LIABILITIES

Current
Accounts payable	$362,896	$35,331
Due to related party (Note 5)	-	17,142

	362,896	52,473
Deferred income tax payable (Note 12)	1,524,558	-
	1,887,454	52,473
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock ($0.00001 par value; 100,000,000 authorized;
of which 60,000 are designated as Series A
12.5% convertible preferred stock (Note 6);
13,500 Series A issued and outstanding)
(2009 - Nil issued and outstanding)	3	-
Common stock ($0.00001 par value; 500,000,000 authorized (Note 7);
80,060,000 issued and outstanding)
(2009 - 80,060,000 issued and outstanding)	801	801
Additional paid-in capital	14,249,935	112,499
Deficit accumulated during the exploration stage	(164,773)	(164,773)
Retained earnings	2,297,377	-
	16,383,343	(51,473)

	$18,270,797	$1,000

Contingency and commitments (Notes 1 and 10)

Subsequent events (Note 13)

The accompanying notes are an integral part of these financial statements

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)
STATEMENTS OF OPERATIONS

	Year ended	Year ended
	August 31,	August 31,
	2010	2009

EXPENSES
Advertising	$30,700	$-
Amortization	5,731	-
Consulting fees (Note 7)	564,751	1,907
Interest	1,444	-
Management fees (Note 5)	6,000	12,000
Mineral property expenditures (Note 8)	-	6,978
Office and miscellaneous	84,771	1,844
Professional fees	104,385	43,871
Rent	7,535	-
Transfer agent and filing fees	2,903	2,550
Wages and benefits	153,316	-
Net loss before other items and tax	(961,536)	(69,150)

Other items
Net gain on investment in Life Settlement contracts (Note 3)	5,047,921	-
Life insurance premiums (Note 3)	(264,450)	-
	4,783,471	-

Income (loss) before income taxes	3,821,935	(69,150)
Income tax expense (Note 12)	(1,524,558)	-

Net income (loss)	$2,297,377	$(69,150)

Basic and diluted earnings (loss) per common share	$0.03	$(0.01)

Basic weighted average number of shares outstanding	80,060,000	80,060,000
Diluted weighted average number of shares outstanding	80,133,973	80,060,000

The accompanying notes are an integral part of these financial statements

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)
STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	August 31,	August 31,
	2010	2009

OPERATING ACTIVITIES
Net income (loss)	$2,297,377	$(69,150)
Non-cash items:
Amortization	5,731	-
Consulting fees	564,751	-
Donated services - management fees	6,000	12,000
Common stock issued for mineral property	-	-
Net gain on investment in Life Settlement contracts	(5,047,921)	-
Accrued premiums	244,540	-
Deferred income taxes	1,524,558	-
Changes in non-cash working capital:
Prepaids	(64,967)	(1,000)
Accounts payable and accrued liabilities	70,037	29,578
Due to related party	5,846	17,142

Net cash used in operating activities	(394,048)	(11,430)

INVESTING ACTIVITIES
Prepaids and deposits	(2,221,684)	-
Purchase of equipment	(119,767)	-
Purchase of Life Settlement contracts	(7,265,976)	-

Net cash used in investing activities	(9,607,427)	-

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock	13,500,000	-

Net cash provided by financing activities	13,500,000	-

Change in cash	3,498,525	(11,430)

Cash, beginning	-	11,430

Cash, ending	$3,498,525	$-

Supplemental disclosures of cash flow information (Note 9)

Cash paid for:
Interest	$1,444	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)
STATEMENT OF STOCKHOLDERS' EQUITY

						Deficit
						accumulated
						during the
	Preferred stock		Common stock		Additional	exploration	Retained
	Number	Amount	Number	Amount	paid-in capital	stage	earnings	Total

Balance, August 31, 2008	-	$ -	80,060,000	$ 801	$ 100,499	$ (95,623)	$ -	$ 5,677

Donated services	-	-	-	-	12,000	-	-	12,000
Net loss	-	-	-	-	-	(69,150)	-	-

Balance, August 31, 2009	-	-	80,060,000	801	112,499	(164,773)	-	(51,473)

Settlement of debt	-	-	-	-	66,688	-	-	66,688
Preferred stock issued for cash at $1,000 per share, July 22, 2010	3,500	1	-	-	3,499,999	-	-	3,500,000
Preferred stock issued for cash at $1,000 per share, August 6, 2010	5,000	1	-	-	4,999,999	-	-	5,000,000
Preferred stock issued for cash at $1,000 per share, August 31, 2010	5,000	1	-	-	4,999,999	-	-	5,000,000
Warrants issued for consulting services, at $0.01; June 1, 2010	-	-	-	-	564,751	-	-	564,751
Donated services	-	-	-	-	6,000	-	-	6,000
Net income	-	-	-	-	-	-	2,297,377	2,297,377

Balance, August 31, 2010	13,500	$ 3	80,060,000	$ 801	$ 14,249,935	$ (164,773)	$ 2,297,377	$16,383,343

On May 21, 2010, the Company effected a 10:1 forward stock split of its authorized, issued and outstanding common stock. All share amounts have been retroactively adjusted for all periods presented.

The accompanying notes are an integral part of these financial statements

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

1.   NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on September 7, 2006 and was in the business of the acquisition and exploration of mineral resources.

On May 21, 2010, the Company changed its name from Shimmer Gold, Inc. to Absolute Life Solutions, Inc. (the “Company”) and thereupon commenced operations in the business of purchasing life settlement contracts for long-term investment purposes.

The continued existence of the Company is dependent upon its ability to generate positive cash flows and profit from its life settlement investments and to meet its obligations as they become due. If additional cash is needed, the Company intends to finance the future capital required to acquire life settlement contracts and continued operations from a combination of traditional debt and equity markets. However, there is no assurance that (a) traditional debt and equity markets may be accessible as required, or if so, on acceptable terms and, or (b) the demand for and selling prices of the Company’s products, may not be sufficient to meet cash flow expectation. The outcome of these matters cannot be predicted with certainty and therefore the Company may not be able to continue or expand operations as planned. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

2.   SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and are presented in US dollars.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to the impairment of long-lived assets, deferred income tax amounts and rates and timing of the reversal of income tax differences, the fair value of financial instruments and the determination of the variables used in the calculation of fair value of Life Settlement contracts.

Equipment

Equipment consists of computer hardware and furniture and is recorded at cost. Computer hardware and furniture are depreciated on a straight-line basis over their estimated lives of five years.

Life Settlement Contracts

An investor may elect to account for its investments in life settlement contracts using either the investment method or the fair value method. The election shall be made on an instrument-by-instrument basis and is irrevocable. Under the investment method, an investor shall recognize the initial investment at the purchase price plus all initial direct costs. Continuing costs (policy premiums and direct external costs, if any) to keep the policy in force shall be capitalized. Under the fair value method, an investor shall recognize the initial investment at  the purchase  price.  In subsequent  periods, the  investor shall  re-measure the  investment at  fair value in its entirety at each reporting period and shall recognize the change in fair value in the current period net income (or other performance indicators for entities that do not report in the period net income). Cash outflows for policy premiums and inflows for policy proceeds are also recorded in net income. The Company uses the fair value method to account for Life Settlement contracts.

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

2.   SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

The Company will recognize the difference between the death benefits and the carrying value of the policy when the Company determines that settlement and ultimate collection is reasonably assured.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable at the end of each reporting period.  Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent of manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.  For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

Financial Instruments

The fair value of certain of the Company's financial instruments, consisting of cash, accounts payable and amounts due to related party are estimated to be equal to their carrying value. Investments in Life Settlement contracts are classified as held-for-trading and measured at fair value, with the realized and unrealized changes in fair value recognized each reporting period in the statements of operations. It is management's opinion that the Company is not exposed to significant interest, currency and credit risks arising from these financial instruments. (See Note 11).

Foreign Currency Translations

Foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity; whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes

Deferred income taxes are provided for tax effects of temporary differences between the tax basis of asset and liabilities and their reported amounts in the financial statements. The Company uses the liability method to account for income taxes, which requires deferred taxes to be recorded at the statutory rate expected to be in effect when the taxes are paid. Valuation allowances are provided for a deferred tax asset when it is more likely than not that such asset will not be realized.

Management evaluates tax positions taken or expected to be taken in a tax return. The evaluation of a tax position includes a determination of whether a tax position should be recognized in the financial statements, and such a position should only be recognized if the Company determines that it is more likely than not that the tax position will be sustained upon  examination by  the tax authorities, based upon  the technical merits of the position. For those tax positions that should be recognized, the measurement of a tax position is determined as being the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

2.   SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Mineral Property Costs

Mineral property acquisition and exploration costs are expensed as incurred until such time as economic reserves are quantified. Mineral properties are reviewed for impairment whenever events and changes in circumstances indicate that the carrying amount may be impaired. In performing the review for impairment, the Company estimates the future cash flows expected to result from use of the asset or its eventual disposition. If the fair value exceeds the carrying value an impairment loss is recognized. (See Note 8).

Earnings (Loss) per Share

Basic earnings (loss) per share is calculated using the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock.  The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method.  Series A preferred convertible shares are not included in the calculation of basic earnings per share. Management believes the Series A preferred shares are “contingently issuable shares” and considers conditions for conversion of the Series A preferred shares to constitute a barrier to conversion as some time requirement or event has not been met or occurred.

Under the treasury stock method, diluted earnings (loss) per share is calculated based upon the weighted average number of shares issued and outstanding during the year, adjusted by the total of the additional shares of common stock that would have been outstanding assuming conversion of all Series A preferred convertible stock with a par value of $0.00001, each of which is convertible into 1,000 outstanding shares of common stock at an initial conversion price of $1.00 per common share.

Stock-Based Compensation

The Company accounts for stock based compensation arrangements using a fair value method and records such expense on a straight-line basis over the vesting period.

As of August 31, 2010, the Company has not granted any stock options.

Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board (“FASB”) issued guidance that establishes general standards of accounting for and disclosure of events that occur subsequent to the balance sheet date but before financial statements are issued. The statement defines two types of subsequent events (1) recognized subsequent events, which provide additional evidence about conditions that existed at the balance sheet date, and (2) non-recognized subsequent events, which provide evidence about conditions that did not exist at the balance sheet date, but arose before the financial statements were issued. Recognized subsequent events are required to be recognized in the financial statements, and non-recognized subsequent events are required to be disclosed. The adoption had no impact on the Company’s results of operations, financial position or cash flows.

In June 2009, the FASB issued the Accounting Standards Codification, which establishes a sole source of US authoritative GAAP. The Codification is meant to simplify user access to all authoritative accounting guidance by reorganizing US GAAP pronouncements into approximately ninety accounting topics within a consistent structure; its purpose is not to create new accounting and reporting guidance. The adoption of this guidance did not have an effect on the Company’s results of operations, financial position or cash flows.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

3.   INVESTMENT IN LIFE SETTLEMENT CONTRACTS

The Company purchases Life Settlement contracts for long-term investment purposes and uses the fair value method to calculate its Life Settlement portfolio.

When using fair value to measure assets and liabilities that are not actively trading, the Company follows the principles that clarify methods for measuring fair value when pricing these assets and liabilities. Further, the Company follows standards for the fair value option, which permits all entities to choose to measure eligible items at fair value at specified election dates. These standards state that a business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.

As of August 31, 2010 and 2009, the Company has the following investments in Life Settlement contracts:

	Number of contracts	Estimated fair value	Face value
2009	-	$ -	$ -
2010	5	$ 12,313,897	$ 40,000,000

For the years ended August 31, 2010 and 2009, the investments experienced an unrealized gain of $5,047,921 (2009 - $Nil) and the Company paid policy premiums of $264,450 (2009 - $Nil), of which $244,540 was recorded in accounts payable and accrued liabilities at August 31, 2010 (2009 - $Nil). The Company also prepaid premiums of $21,684 (2009 - $Nil). No life insurance policies were settled during the years ended August 31, 2010 and 2009.

Recorded in prepaids and deposits is $2,200,000 towards the purchase of Life Settlement contracts, which were held in escrow at August 31, 2010 (2009 - $Nil). Funds are placed into escrow when the Company has made an offer for the acquisition of a Life Settlement policy or is contemplating making an offer.

The fair value of Life Settlement contracts is based on information available to the Company at period end. The Company considers the following factors in its fair value estimates: cost at date of purchase; recent purchases and sales of similar investments, financial standing of the issuer, changes in economic conditions affecting the issuer; standard actuarially developed mortality tables and industry life expectancy reports.

The fair value of the Life Settlement contracts are estimated using present value calculations. The following assumptions were used:

	2010	2009
Average age of insured	80 years	-
Average life expectancy	8 years	-
Expected premium growth	5%	-
Average maturity value	$ 8,000,000	-
Mortality rates	Standard life expectancy	-
Discount rate	11.8%	-

The assumptions are, by their nature, inherently uncertain and the effect of changes in estimates may be significant. The fair value measurements used in estimating the present value calculations are derived from valuation techniques that include inputs for the asset that are not based on observable market data. (See Note 11).

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

4.   EQUIPMENT

	2010			2009
	Cost	Accumulated amortization	Net book value	Cost	Accumulated amortization	Net book value
Computer hardware	$ 41,605	$ 1,780	$ 39,825	$ -	$ -	$ -
Furniture	78,162	3,951	74,211	-	-	-

	$ 119,767	$ 5,731	$ 114,036	$ -	$ -	$ -

5.   RELATED PARTY TRANSACTIONS

During the year ended August 31, 2010, the Company recorded $6,000 (2009 - $12,000) for donated services provided by  the former President of the Company. This expense was recorded in additional paid-in capital.

As at August 31, 2010, the Company owed $Nil (2009 - $17,142) to the former President of the Company.  The amount owing was unsecured, non-interest bearing and does not have a fixed term for repayment.

During the year ended August 31, 2010, the former President of the Company settled the debts owing to him in the amount of $22,987 in exchange for the Company’s 100% interest in certain placer claims located on McLaren Creek in the Atlin Mining Division of the British Columbia (Note 8). The gain of $22,987 on the debt settlement was recorded in additional paid-in capital as it resulted from a transaction with a related party. The former President also paid $41,650 to settle the accounts payable for the Company and $2,050 prepaid for future filing fees. The gain of $41,650 on the accounts payable settlement and the $2,050 in prepaids were recorded in additional paid-in capital as it resulted from a transaction with a related party.

Related party transactions are measured at the exchange amount which is the amount agreed upon by the related parties.

6.   PREFERRED STOCK

The total number of preferred stock authorized and that may be issued by the Company is 100,000,000 preferred shares with a par value of $0.00001. These preferred shares have no rights to dividends, voting, profit sharing or liquidation.

Of the total preferred stock authorized, pursuant to Certificate of Designation dated July 22, 2010, 60,000 shares of preferred stock have been designated as Series A 12.5% convertible preferred stock, with a par value of $0.00001. During the year ended August 31, 2010, the Company issued 13,500 (2009 – Nil) shares of Series A convertible preferred stock. In connection with the issuance of each share of Series A convertible preferred stock, the Company issued 1,000 warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price ranging from $2.00 - $4.00 per share of common stock.

These Series A convertible preferred stock were issued at $1,000 per share and each Series A convertible preferred stock is convertible into 1,000 shares of common stock at an initial conversion price of $1.00 per share. The Series A convertible preferred stock are convertible at the election of the holder. The conversion right is effective beginning on the earlier of 65 days after the initial issuance of the shares to the holder or the effective date of a registration statement filed by the Company covering the holder’s resale of the conversion shares.

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

6.   PREFERRED STOCK (cont’d…)

The holders of the shares of Series A preferred stock have the right to redeem the Series A of preferred stock only upon existence of a Redemption Event. A Redemption Event is described as:

(a) Failure of the Company to deliver certificates of conversion to the holders for any reason within 15 days after the Conversion Date and the holder has given 5 days notice thereof;

(b) A change in beneficial ownership of more than 50% of the common stock of the Company within a period of 40 trading days or involuntary change in a majority of the members of the Board of Directors of the Company within a period of 40 days; or

(c) Bankruptcy, reorganization, insolvency or liquidation proceedings which are not dismissed within 60 days.

If the holder redeems the Series A preferred stock, upon the existence of a Redemption Event, the Company will be obligated to pay the holder a redemption amount equal to the sum of (i) the stated value of the redeemed shares multiplied by (a) 102%, if the redemption occurs within  5 years  from the  initial issuance;  or (b) 100% if  the redemption occurs after the 5 years, plus (ii) unpaid dividends through the date of such payment.

Each share of Series A preferred stock is entitled to receive a dividend at the rate of 12.5% per annum.  Dividends are payable, at the option of the Company, in cash or in stock. Dividends are payable semi-annually on the last day of June and December, with the first dividend payment date being December 31, 2010. To August 31, 2010, the Company has not declared any dividends.

7.   COMMON STOCK

During the year ended August 31, 2010, the Company effected a 10:1 forward stock split of its authorized, issued and outstanding common stock. All share amounts have been retroactively adjusted for all periods presented.

During the year ended August 31, 2010, the Company issued 6,000,000 warrants (Note 10) for consulting services. The fair value of the warrants was estimated at $564,751. The Company also issued 13,500,000 warrants pursuant to the issuance of 13,500 Series A convertible common stock (Note 6).

Warrant transactions are summarized as follows:

	Number of warrants	Weighted average exercise price	Weighted average life remaining (in years)
Balance as at August 31, 2008	40,000,000	$ 0.10	1 year
Expired	(40,000,000)	0.10	-
Balance as at August 31, 2009	-	-	-
Issued	19,500,000	2.08	5 years

Balance as at August 31, 2010	19,500,000	2.08	4.90 years

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

7.   COMMON STOCK (cont’d…)

The following warrants were outstanding and exercisable at August 31, 2010:

Number of warrants	Exercise price	Expiry date

6,000,000	$ 0.01	June 1, 2015
2,500,000	$ 2.00	July 22, 2015
2,500,000	$ 4.00	July 22, 2015
2,500,000	$ 2.00	August 6, 2015
2,500,000	$ 4.00	August 6, 2015
1,750,000	$ 2.00	August 31, 2015
1,750,000	$ 4.00	August 31, 2015

19,500,000

The following assumptions were used for the valuation of the 6,000,000 warrants issued for consulting services:

	2010	2009
Risk-free interest rate	2.40%	-
Expected life	5 years	-
Annualized volatility	30.54%	-
Dividend yield	0%	-

Effective June 1, 2010, the Company adopted an Equity Incentive Plan (the “Plan”), whereby the Company has reserved for issuance up to 10,000,000 shares of its common stock.  The purpose of the Plan is to provide directors, officers and employees of, and consultants, to the Company with additional incentives by increasing their ownership in the Company.  Directors, officers, employees and consultants of the Company are eligible to participate in the Plan.  Options in the form of Incentive Stock Options and Non-Statutory Stock Options may be granted under the Plan.  Restricted Stock may also be granted under the Plan.  Subsequent to August 31, 2010, the Company granted 850,000 shares of restricted stock to officers and directors.

8.   MINERAL PROPERTY

By a placer claims acquisition agreement dated June 19, 2007, the Company acquired a 100% undivided right, title and interest in and to certain mineral property claims, located in the Atlin Mining district of British Columbia, Canada. The Company paid $Nil (2009 - $6,978) to a mining consulting company during the year ended August 31, 2010.

During the year ended August 31, 2010, the former President of the Company settled the debts owing to him in the amount of $22,987 in exchange for the Company’s 100% interest in certain placer claims located in the Atlin Mining Division of the British Columbia (Note 5). Due to a change in business, the Company has not further pursued any mineral property interest.

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

9.   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

There were no non-cash transactions during the year ended August 31, 2009.

During the year ended August 31, 2010, the Company:

(a) Settled debt owing to the former President of the Company (Note 5);

(b) Accrued a rental deposit of $56,688; and

(c) Issued 6,000,000 warrants at a fair value of $564,751 for the consulting fees (Note 7).

10.   COMMITMENTS

(a) On June 1, 2010, the Company entered into a consulting agreement (the “Consulting Agreement”) with an arms-length party whereby the consultant will provide investor and public relation services. The Company issued the consultant 6,000,000 warrants (Note 7). Each warrant entitles the consultant to purchase 6,000,000 shares of common stock at a price of $0.01 per share of common stock, for a period of 5 years. The Consulting Agreement can be terminated at any time with 90 days notice.

(b) Life insurance premiums are future payments required to keep the insurance policies, comprising the Company’s investment in Life Settlement contracts, intact. At August 31, 2010, the premiums to be paid for each of the five succeeding years are as follows:

Year	Amount

2011	$ 2,204,487
2012	2,411,500
2013	2,411,500
2014	2,411,500
2015	2,411,500
Thereafter	26,540,872

$ 38,391,359

(c) During the year ended August 31, 2010, the Company entered into an office lease agreement for a period of 10 years and 6 months commencing June 1, 2010. Future annual lease commitments are as follows:

Year	Amount

2011	$ 82,888
2012	92,457
2013	94,537
2014	100,089
2015	102,341
Thereafter	678,425

$ 1,150,737

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

11.   FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into levels 1 to 3 based on the degree to which fair value is observable:

Level 1 fair value measurements are those derived from quoted prices (unadjusted ) in active markets for identical assets or liabilities;

Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Level 1	Level 2	Level 3
Cash	$ 3,498,525	-	-
Accounts payable	$ 362,896	-	-
Due to related party	$ -	-	-

There were no significant transfers between Level 1 and Level 2 during the year.

Reconciliation of Level 3 fair value measurements of financial assets:

Unquoted Life Settlement policies
Opening balance			$ -
Purchases			7,265,976
Net gain in profit (Note 3)			5,047,921

Closing balance			$ 12,313,897

There were no transfers out of Level 3 during the year

The extent to which the fair value could reasonably vary in the near term has been quantified by evaluating the effect of changes in significant underlying assumptions used to estimate the amount. If the life expectancies were increased or decreased by 10 months and discount factors were increased or decreased by 2% while all other variables are held constant, the carrying value of the investment in life settlement policies would be:

	(Unaudited)		(Unaudited)
	Life expectancy		Discount rate
	+ 10 months	(10 months)	+ 2%	(2%)

Investment in Life Settlement contracts	$ 10,399,030	$ 14,268,109	$ 10,918,363	$ 13,780,115

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

12.   INCOME TAXES

A reconciliation of income tax provision computed at statutory rates to the reported income tax provision is as follows:

	2010	2009
Income (loss) before income taxes	$ 3,821,935	$ (69,150)
Statutory tax rate	35%	35%

Income tax expense (recovery)	1,337,677	(24,203)
Permanent differences	223,104	6,642
Change in valuation allowance	(36,223)	17,561

	$ 1,524,558	$ -

Income tax expense:

	2010	2009
Current	$ -	$ -
Deferred	1,524,558	-

	$ 1,524,558	$ -

The significant components of the Company’s deferred income tax assets and liabilities are as follows:

	2010	2009
Non-capital loss carryforwards	$ 147,651	$ (36,223)
Equipment	2,006	-
Life Settlement contracts	(1,674,215)	-

	(1,524,558)	(36,223)
Valuation allowance	-	36,223

Deferred income tax liability	$ (1,524,558)	$ -

The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will be realized. Where management does not believe that realization is more likely than not, a valuation allowance is provided.

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

12.   INCOME TAXES (cont’d…)

The Company has non-capital income tax loss carry forwards of approximately $421,859 available to reduce future years’ taxable income. These losses arose from the following years:

2010
2007	$ 9,674
2008	43,647
2009	50,172
2010	318,366

$ 421,859

The Company has not filed income tax returns since inception in the United States and Canada. Both taxing authorities prescribe penalties for failing to file certain tax returns and supplemental disclosures. Upon filing there could be penalties and interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. Certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplementary information associated with foreign ownership, debt and equity positions. Inherent uncertainties arise over tax positions taken with respect to transfer pricing, related party transactions, tax credits, tax based incentives and stock based transactions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

13.   SUBSEQUENT EVENTS

(a)

On October 4, 2010, the Company entered into an Investor Relations Proposal (the “Proposal”) with an arms-length party whereby the consultant will provide advisory services. The Company is obligated to pay $8,000 for each of the first 3 months and $10,000 every month thereafter. Upon signing the Proposal, the Company issued 25,000 shares of common stock and will issue 50,000 shares of common stock on December 31, 2010 and 75,000 shares of common stock every three months thereafter until September 30, 2011. The term of the Proposal is for an initial term of 1 year and is terminable with 30 day’s notice.

(b)

On October 19, 2010, the Company entered into a consulting agreement (the “Consulting Agreement”) with an arms-length party whereby the consultant will provide professional business and financial services. The Company is obligated to issue to the consultant 1,200,000 restricted shares of common stock of which 60,004 shares of common stock were issued upon execution of the Consulting Agreement, 60,000 shares of common stock to be issued for the first 3 months and 106,666 shares of common stock to be issued at the beginning of fourth to twelfth month. After the first 90 days, the Consulting Agreement can be terminated with 30 day’s notice.

(c)

On October 19, 2010, the Company entered into a consulting agreement (the “Consulting Agreement”) with an arms-length party whereby the consultant will provide advisory services. The Company is obligated to issue to the consultant 800,000 restricted shares of common stock, of which 160,003 restricted shares of common stock were issued upon execution of the Consulting Agreement and 71,111 shares of common stock will be issued every month commencing February 1, 2011 until October 19, 2011. All shares of common stock issued prior to January 1, 2011 will vest on January 1, 2011. After the first 90 days, the Consulting Agreement can be terminated with 20 days notice.

ABSOLUTE LIFE SOLUTIONS, INC. (FORMERLY SHIMMER GOLD, INC.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010

13.   SUBSEQUENT EVENTS (cont’d…)

(d)

Between September 1, 2010 and December 13, 2010, the Company issued 13,250 shares of Series A convertible preferred stock for proceeds of $13,250,000. In connection with each issuance of Series A convertible preferred stock, the Company issued 13,250,000 warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price ranging from $2.00 - $4.00 per share of common stock for a period of 5 years.

(e)

On January 25, 2010, Belmont Partners, LLC (the “Seller”), the then principal stockholder of the Company entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with YSY Enterprises, Inc. (the “Purchaser”), as purchaser. The Company was also a party to the Stock Purchase Agreement, but was to receive no consideration and undertook no obligations in connection therewith except for the obligation to issue an additional 565,000 shares of common stock to the Seller. Pursuant to the Stock Purchase Agreement, the 565,000 shares of common stock were issued subsequent to August 31, 2010.

ABSOLUTE LIFE SOLUTIONS, INC. CONDENSED BALANCE SHEETS

	February 28, 2011	August 31, 2010
	(unaudited)

ASSETS

Current Assets
Cash	$2,413,736	$3,498,525
Insurance purchase escrow	2,650,000	2,200,000
Prepaid expenses	101,195	87,651
Total current assets	5,164,931	5,786,176

Equipment, net	102,058	114,036
Security deposit	56,688	56,688
Investment in life settlement contracts	62,331,953	12,313,897

TOTAL ASSETS	$67,655,630	$18,270,797

LIABILITIES

Current Liabilities
Accounts payable and accrued expenses	$45,442	$362,896
Income taxes payable	63,213	-

Total Current Liabilities	108,655	362,896
Deferred income taxes	15,286,796	1,524,558
TOTAL LIABILITIES	15,395,451	1,887,454
Contingencies and commitments

STOCKHOLDERS' EQUITY
Preferred stock ($0.00001 par value; 100,000,000 authorized;
of which 60,000 are designated as Series A
12.5% convertible preferred stock;
32,700 Series A issued and outstanding)
(August 31, 2010 – 13,500 issued and outstanding)	-	-
Common stock ($0.00001 par value; 500,000,000 authorized;
82,873,928 issued and outstanding)
(August 31,2010 - 80,060,000 issued and outstanding)	829	801
Additional paid-in capital	55,786,457	14,249,938
Retained Earnings (accumulated deficit)	(3,527,107)	2,132,604
Total Stockholders’ Equity	52,260,179	16,383,343

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$67,655,630	$18,270,797

The accompanying notes are an integral part of these condensed financial statements

ABSOLUTE LIFE SOLUTIONS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended February 28, 2011	Three months ended February 28, 2010	Six Months ended February 28, 2011	Six months ended February 28, 2010

Sales, general and administrative expenses	$(708,814)	$(7,314)	$(1,778,661)	$(18,164)

Other income
Unrealized gain on investment in life settlement contracts net of premiums paid	10,742,217	-	29,192,918	-
Realized gain on maturity of life settlement contract	-	-	2,237,500	-

Income (loss) before income tax	10,033,403	(7,314)	29,651,757	(18,164)
Income tax provision	(5,251,490)	-	(13,825,451)	-
Net Income (loss)	4,781,913	(7,314)	15,826,306	(18,164)

Deemed Dividend on Series A Preferred Stock	(5,950,000)	-	(19,200,000)	-
Dividend on Convertible Preferred Stock	(2,286,018)	-	(2,286,018)	-
Net loss applicable to common shareholders	$(3,454,105)	$(7,314)	$(5,659,712)	$(18,164)

Basic earnings (loss) per common share	$(.04)	$.00	$(.06)	$.00
Diluted earnings (loss) per common share	$(.04)	$.00	$(.06)	$.00
Basic weighted average number of shares outstanding	88,243,904	80,060,000	87,827,881	80,060,000
Diluted weighted average number of shares outstanding	88,243,904	80,060,000	87,827,881	80,060,000

The accompanying notes are an integral part of these condensed financial statements

ABSOLUTE LIFE SOLUTIONS, INC.
CONDENSED STATEMENT OF CASH FLOWS, (UNAUDITED)

	Six months ended February 28, 2011	Six months ended February 28, 2010

OPERATING ACTIVITIES
Net income (loss)	$15,826,306	$(18,164)
Adjustments to reconcile net income (loss) to net cash used in operations

Issuances of common stock for services	850,530	-

Unrealized changes in fair value of life settlement contracts	(31,162,556)	-
Realized gain on maturity of life settlement contract	(2,237,500)	-
Depreciation	11,978	-
Donated Services	-	6,000

Changes in operating assets and liabilities
Insurance purchase escrow	(450,000)	-
Prepaid expenses	(13,544)	-
Accounts payable and accrued expenses	(317,454)	12,464
Income taxes payable	63,213	-
Deferred income taxes	13,762,238	-

Net cash used in operating activities	(3,666,789)	-

INVESTING ACTIVITIES
Purchase of life settlements	(19,118,000)	-
Proceeds from maturity of life settlement contract	2,500,000	-

Net cash used in investing activities	(16,618,000)	-

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock	19,200,000	-

Net cash provided by financing activities	19,200,000	-

Change in cash	(1,084,789)	-

Cash, beginning	3,498,525	-

Cash, ending	$2,413,736	$0

The accompanying notes are an integral part of these condensed financial statements

ABSOLUTE LIFE SOLUTIONS INC.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

February 28, 2011

1. NATURE AND CONTINUANCE OF OPERATIONS

Shimmer Gold, Inc was incorporated in the State of Nevada on September 7, 2006 and was in the business of the acquisition and exploration of mineral resources.

On May 21, 2010, the Company changed its name from Shimmer Gold, Inc. to Absolute Life Solutions, Inc. (the “Company”). During the fiscal year ended August 31, 2010, the Company commenced operations as a specialty financial services company engaged in the business of purchasing life settlement contracts for long-term investment purposes.

The continued existence of the Company is dependent upon its ability to generate profit from its life settlement investments and to meet its obligations as they become due. If additional cash is needed, the Company intends to finance the future capital required to acquire life settlement contracts and continued operations from a combination of traditional debt and equity markets. However, there is no assurance that (a) traditional debt and equity markets may be accessible as required, or if so, on acceptable terms and, or (b) the demand for and selling prices of the Company’s products, may not be sufficient to meet cash flow expectation. The outcome of these matters cannot be predicted with certainty and therefore the Company may not be able to continue or expand operations as planned. These unaudited condensed financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements as of February 28, 2011 and 2010 and for the three and six months then ended have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”) and on the same basis as the annual audited financial statements. The unaudited Condensed Balance Sheet as of February 28, 2011, Condensed Statements of Operations for the three and six months ended February 28, 2011 and 2010, and Condensed Statements of Cash Flows for the six months ended February 28, 2011 and 2010, are unaudited, but include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the period presented. The results for the three and six months ended February 28, 2011 are not necessarily indicative of results to be expected for the year ending August 31, 2011 or for any future interim period. In addition, the balance sheet data at August 31, 2010 was derived from the audited financial statements but does not include all disclosures required by GAAP. The accompanying condensed financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A, which was filed with the SEC on January 7, 2011.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to deferred income tax amounts and rates and timing of the reversal of income tax differences, the fair value of financial instruments and the determination of the variables used in the calculation of the fair value of Life Settlement contracts.

Life Settlement Contracts

ASC 325-30, Investments in Insurance Contracts allows an investor to elect to account for its investments in life settlement contracts using either the investment method or the fair value method. The election shall be made on an instrument-by instrument basis and is irrevocable. Under the investment method, an investor shall recognize the initial investment at the purchase price plus all initial direct costs. Continuing costs (policy premiums and direct external costs, if any) to keep the policy in force shall be capitalized. Under the fair value method, an investor shall recognize the initial investment at the purchase price. In subsequent periods, the investor shall re-measure the investment at fair value in its entirety at each reporting period and shall recognize the change in fair value in the current period net of premiums paid. The Company uses the fair value method to account for Life Settlement contracts.

The Company will recognize the difference between the death benefits and the carrying value of the policy when the Company determines that settlement and ultimate collection is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized. Revenue is generally considered realized when cash is received for the sale of a product or performance of a service. Revenue generally becomes realizable when a promise to pay is received in exchange for the sale of a product or performance of a service. The promise to pay could be verbal (account receivable) or written (note receivable). Revenue is generally earned when a legally enforceable exchange takes place (e.g., consideration has been tendered and the buyer takes possession of the product or benefits from the performance of a service). The Company recognizes gains (revenue) from life insurance contract that the company owns upon one of the two following events:

1) Receipt of death notice or verified obituary of insured

2) Sale of policy and filing of change of ownership forms and receipt of payment

Financial Instruments

The fair value of certain of the Company's financial instruments, consisting of cash, accounts payable, and accrued expenses are estimated to be equal to their carrying value due to the short-term nature of these instruments. Investments in Life Settlement contracts are classified as held-for-trading and measured at fair value, with the realized and unrealized changes in fair value recognized each reporting period in the statements of operations.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

It is management's opinion that the Company is not exposed to significant interest, currency and credit risks arising from these financial instruments. (See Note 7).

Earnings (Loss) per Share

Basic earnings (loss) per share is calculated using the weighted average number of shares of common stock outstanding during the period. Included in basic loss per share calculations are the effects of 6,000,000 warrants exercisable at $.01. Diluted earnings per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock.  The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the “if converted” method.  16,350,000 warrants with an exercise price of $2.00 and 32,700,000 Series A preferred shares, convertible into 32,700,000 common shares are not included in diluted earnings per share since their effect would be anti-dilutive.

Recent Accounting Pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2010-15, Financial Services—Insurance (Topic 944): How Investments Held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments.  This ASU codifies the consensus reached in EITF Issue No. 09-B, "Consideration of an Insurer's Accounting for Majority-Owned Investments When the Ownership Is through a Separate Account." The amendments clarify that an insurance entity generally should not consider any separate account interests held for the benefit of policy holders in an investment to be the insurer's interests and should not combine those interests with its general account interest in the same investment when assessing the investment for consolidation. The general guidance does not apply in instances where the separate account interests are held for the benefit of a related party policy holder as defined in the Variable Interest Entities Subsections of Codification Topic 810, Consolidation,  Subtopic 810-10, as those Subsections require the consideration of related parties. ASU 2010-15 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

3. INVESTMENT IN LIFE SETTLEMENT CONTRACTS

The Company purchases Life Settlement contracts for long-term investment purposes and uses the fair value method to calculate its Life Settlement portfolio.

When using fair value to measure assets and liabilities that are not actively trading, the Company follows the principles that clarify methods for measuring fair value when pricing these assets and liabilities. Further, the Company follows standards for the fair value option, which permits all entities to choose to measure eligible items at fair value at specified election dates. These standards state that a business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.

As of February 28, 2011 and August 31, 2010, the Company has the following investments in Life Settlement contracts:

	Number of contracts	Estimated fair value	Face value
2August 31, 2010	5	$ 12,313,897	$ 40,000,000
February 28, 2011	26	$ 62,331,953	$ 178,638,580

Number of contracts	Life Expectancies	Face value	Carrying Value
-	0-1 Years	$-	$-
-	1-2 Years	$-	$-
1	2-3 Years	$10,000,000	$5,603,898
2	3-4 years	$13,000,000	$5,813,704
3	4-5 Years	$31,000,000	$14,680,005
20	Thereafter	$124,638,580	$36,234,346

For the three and six months ending February 28, 2011, the investments experienced an unrealized gain net of premiums paid of $10,742,217 and $29,192,918, respectively (2010 - $nil.) During these same periods, the Company recognized a realized gain of $0 and $2,237,500, respectively (2010- $nil).

Included in insurance purchase escrow is $2,650,000 towards the purchase of Life Settlement contracts, which were held in escrow at February 28, 2011 (August 31, 2010 - $2,200,000). Funds are placed into escrow when the Company has made an offer for the acquisition of a Life Settlement policy or is contemplating making an offer.

The fair value of Life Settlement contracts is based on information available to the Company at period end. The Company considers the following factors in its fair value estimates: cost at date of purchase; recent purchases and sales of similar investments, financial standing of the issuer, changes in economic conditions affecting the issuer; standard actuarially developed mortality tables and industry life expectancy reports. The company uses life expectancy reports that have been issued no later than 24 months from the ending date of the quarter being reported. Life expectancy reports are currently ordered from any two of the following life expectancy providers; AVS, 21 st  Century, EMSI, ISC, and Fasano. The company considers that the underlying methodology of the life expectancy providers is an adequate gauge for calculating health status of the individual insured. Life expectancy data is used to simulate random possibilities of maturity, which form the basis for a statistical calculation that underlies our market valuations.

The fair value of the Life Settlement contracts are estimated using present value calculations. The following assumptions were used at February 28, 2011 and August 31, 2010:

Dataset	VBT ALB Mortality Table
Expected premium growth	5%
Mortality rates	Standard life expectancy
Discount rate	11.8%

The result of applying these assumptions and using Monte Carlo simulations for the quarter ended February 28, 2011 is as follows:

Total Pool Benefit	$178,638,580
Average predicted period until final pool maturity	8.15
Average simulated maturities over age 90	41%
Average age at February 28, 2011	80.31
Average age at maturity	88.26
Premiums paid to date	2,234,088

The assumptions are, by their nature, inherently uncertain and the effect of changes in estimates may be significant. The fair value measurements used in estimating the present value calculations are derived from valuation techniques that include inputs for the asset that are not based on observable market data. The risks associated with the investments in life settlement contracts arise from the unknown remaining life expectancy, a change in credit worthiness of the policy issuer, funds needed to maintain the asset, and changes in the discount rate (See Note 7).

4. PREFERRED STOCK

The total number of preferred shares authorized and that may be issued by the Company is 100,000,000 preferred shares with a par value of $0.00001. These preferred shares have no rights to dividends, voting, profit sharing or liquidation.

Of the total preferred shares authorized, pursuant to a Certificate of Designation dated July 22, 2010, 60,000 preferred shares have been designated as Series A 12.5% convertible preferred stock, with a par value of $0.00001. During the six month period ended February 28, 2011, the Company issued 19,200 (2010 – Nil) shares of Series A convertible preferred stock. In connection with the issuance of each Series A convertible preferred stock, the Company issued 1,000 warrants. Each warrant entitles the holder to purchase one share of common stock at exercise prices  ranging from $2.00 - $4.00 per share of common stock.

These Series A convertible preferred shares were issued at $1,000 per share and each Series A convertible share is convertible into 1,000 shares of common stock at an initial conversion price of $1.00 per share. The Series A convertible preferred shares are convertible at the election of the holder. The conversion right is effective beginning on the earlier of 65 days after the initial issuance of the shares to the holder or the effective date of a registration statement filed by the Company covering the holder’s resale of the conversion shares. The earlier of the two dates will be the Conversion Date.

The holders of the shares of Series A preferred stock have the right to redeem the Series A preferred stock only upon existence of a Redemption Event. A Redemption Event is described as:

(a) Failure of the Company to deliver certificates of conversion to the holders for any reason within 15 days after the Conversion Date and the holder has given 5 days’ notice thereof;

(b) A change in beneficial ownership of more than 50% of the common stock of the Company within a period of 40 trading days or involuntary change in a majority of the members of the Board of Directors of the Company within a period of 40 days; or

(c) Bankruptcy, reorganization, insolvency or liquidation proceedings which are not dismissed within 60 days.

If the holder redeems the Series A preferred shares, the Company will be obligated to pay the holder a redemption amount equal to the sum of (i) the stated value of the redeemed shares multiplied by  102%, if the  redemption occurs within  5 years  from the  initial issuance;  (ii) or by  100% if  the redemption occurs after the 5 years. In addition, upon redemption, the Company must pay unpaid dividends through the date of such payment.

Each share of Series A preferred stock is entitled to receive a dividend at the rate of 12.5% per annum.  Dividends are payable, at the option of the Company, in cash or in common  stock. Dividends are payable semi-annually on the last day of June and December, with the first dividend payment date being December 31, 2010. On January 18, 2011 the Company paid dividends due on December 31, 2010 with the issuance of 993,921 shares of common stock valued at $2,286,018.

During the six months ended February 28, 2011, the issuance of the Series A Preferred Shares with a contractual conversion price of $1.00 resulted in an effective conversion price lower than the fair market value of the Company’s Common Stock at each issuance after allocating the proceeds received to the preferred shares and the detachable warrants included with the preferred shares.  Accordingly,  the Company recorded deemed dividends in the aggregate amount of $19,200,000  attributable to the beneficial conversion feature in connection with the private placement of the 19,200 Series A preferred shares issued in the period.

5. COMMON STOCK

A.

During the year ended August 31, 2010, the Company effected a 10:1 forward stock split of its authorized, issued and outstanding common stock. All share amounts have been retroactively adjusted for all periods presented.

Effective June 1, 2010, the Company adopted an Equity Incentive Plan (the “Plan”), whereby the Company has reserved for issuance up to 10,000,000 shares of its common stock.  The purpose of the Plan is to provide directors, officers and employees of, and consultants, to the Company with additional incentives by increasing their ownership in the Company. Directors, officers, Employees and consultants of the Company are eligible to participate in the Plan. Options in the form of Incentive Stock Options and Non-Statutory Stock Options may be granted under the Plan. Restricted Stock may also be granted under the Plan. The Company issued on September 7, 2010 850,000 shares of restricted stock which were granted on July 9, 2010 to officers and directors with a grant date fair value of approximately $85,000.

In connection with the Common Stock Purchase Agreement dated January 15, 2010 between Belmont Partners, LLC, the then principal stockholder of the Company, and YSY Enterprises, Inc., on September 7, 2010 the Company issued an additional 565,000 (post-split) shares of common stock to an assignee of Belmont in settlement of shares to be issued at closing for the achievement of certain conditions at the time of closing.

During the six month period ended February 28, 2011 the Company issued 355,007 shares for consulting agreements to arms-length parties for various consulting services. The aggregate share value was $745,515.

During the six month period ended February 28, 2011 the Company issued 50,000 shares for Board of Directors. The aggregate share value was $105,000.

During the six month period ended February 28, 2011 the Company issued 993,921 shares of common stock as payment for the 12.5% dividend on the Series A Preferred stock. These shares were valued at $2,286,018

B.

During the six month period ended February 28, 2011, the Company also issued 19,200,000 warrants pursuant to the issuance of 19,200 Series A convertible preferred shares (Note 6).

Warrant transactions are summarized as follows:

	Number of warrants	Weighted average exercise price	Weighted average life remaining (in years)
Balance as at August 31, 2010
Issued	19,500,000	2.08	5 years
Additions as of February 28, 2011
Issued	19,200,000	-	5 years

Balance as at February 28, 2011	38,700,000	2.54	4.74 years

The following warrants were outstanding and exercisable at February 28, 2011:

Number of warrants	Exercise price	Expiration date
6,000,000 2,500,000 2,500,000 2,500,000 2.500,000 1,750,000 1,750,000 1,500,000 1,500,000 2,000,000 2,000,000 500,000 500,000 1,250,000 1,250,000 125,000 125,000 750,000 750,000 500,000 500,000	.01 2.00 4.00 2.00 4.00 2.00 4.00 2.00 4.00 2.00 4.00 2.00 4.00 2.00 4.00 2.00 4.00 2.00 4.00 2.00 4.00

June 15, 2015

July 22, 2015

July 22, 2015

August 9, 2015

August 9, 2015

August 31, 2015

August 31, 2015

September 27, 2015

September 27, 2015

October 14, 2015

October 14, 2015

October 25, 2015

October 25, 2015

November 3, 2015

November 3, 2015

November 3, 2015

November 3, 2015

November 5, 2015

November 5, 2015

November 30, 2015

November 30, 2015

225,000	2.00	December 21, 2015
225,000 125,000	4.00 2.00	December 21, 2015 December 22, 2015
125,000 125,000	4.00 2.00	December 22, 2015 January 25, 2016
125,000 500,000	4.00 2.00	January 25, 2016 January 25, 2016
500,000 650,000	4.00 2.00	January 25, 2016 January 31, 2016
650,000 125,000	4.00 2.00	January 31, 2016 February 11, 2016
125,000 125,000	4.00 2.00	February 11, 2016 February 18, 2016
125,000 600,000	4.00 2.00	February 18, 2016 February 28, 2016
600,000 500,000	4.00 2.00	February 28, 2016 February 28, 2016
500,000	4.00	February 28, 2016
38,700,000

6. COMMITMENTS

 Life insurance premiums are future payments required to keep the insurance policies, comprising the Company’s investment in Life Settlement contracts, intact. At February 28, 2011, the premiums to be paid for each of the five succeeding years are as follows:

Year	Amount

2011	$3,261,883
2012	10,904,734
2013	11,122,947
2014	11,338,268
2015	11,548,648
Thereafter	162,641,869

$210,818,349

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table provides an analysis of Level 3 financial instruments that are re-measured subsequent to initial recognition at fair value. The Company determined that its investment in life settlements is a level 3 financial instrument and that it has no level 1 or level 2 financial instruments:

Reconciliation of Level 3 fair value measurements of financial assets on a recurring basis using unobservable inputs as of February 28, 2011:

Unquoted Life Settlement policies
Beginning balance	$12,313,897
Transfers in:
Purchases of life settlement contracts	19,118,000
Unrealized gain	31,162,556
Transfers out:
Carrying value of matured contract	(262,500)

Ending balance	$62,331,953

8. INCOME TAXES

Income tax expense:

	2011	2010

Current	$63,213	$-
Deferred	13,762,238	1,524,558

Income tax provision	$13,825,451	$1,524,558

The Company calculates its interim tax provision in accordance with the provisions of ASC 740-270, “Income Taxes; Interim Reporting.” For interim periods, the Company estimates its annual effective income tax rate and applies the estimated rate to the year-to-date income or loss before income taxes. The Company also computes the tax provision or benefit related to items we report separately and recognizes the items net of their related tax effect in the interim periods in which they occur. The Company also recognizes the effect of changes in enacted tax laws or rates in the interim periods in which the changes occur.

In computing the annual estimated effective tax rate the Company makes certain estimates and judgments, such as estimated annual taxable income or loss, the nature and timing of permanent and temporary differences between taxable income for financial reporting and tax reporting, and the recoverability of deferred tax assets. These estimates and assumptions may change as new events occur, additional information is obtained, or as the tax environment changes. The difference between the statutory rate of 35% and the effective rate of 47% is primarily attributable to the affect of state and local taxes.

As of August 31, 2010, we have approximately $318,000 of federal and state net operating loss carry-forwards, available to offset future taxable income, if any. Deferred tax liabilities represent the difference between the financial reporting and income tax bases of life settlement contracts.

As of February 28, 2011 The Company has not filed income tax returns since inception in the United States and Canada. Both taxing authorities prescribe penalties for failing to file certain tax returns and supplemental disclosures. Upon filing there could be penalties and interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplementary information associated with foreign ownership, debt and equity positions. Inherent uncertainties arise over tax positions taken with respect to transfer pricing, related party transactions, tax credits, tax based incentives and stock based transactions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

9. SUBSEQUENT EVENTS

Subsequent to the end of the quarter, the Company sold an additional 250 shares of Series A Preferred Stock. Additionally, on April 7, 2011, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with a purchaser pursuant to which we sold an aggregate of (i) 7,500 shares of our Series A 12.5% Convertible Preferred Stock (the "Series A Preferred Stock"), which shares of Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share, and (ii) warrants to purchase an aggregate of 7,500,000 shares of common stock (the "Investor Warrants"), half of which are exercisable at an initial exercise price of $2.00 per share and half of which are exercisable at an initial exercise price of $4.00 per share.

In connection with the issuance of the Preferred Stock, we entered into a Registration Rights Agreement with the purchaser, pursuant to which we agreed to use our best efforts to register the shares of common stock underlying the Preferred Stock and the Warrants.

 In connection with the transaction set forth above, the Company also authorized the establishment of  and sale of up to 25,000 shares of  Series B 12½% Convertible Preferred Stock (the "Series B Preferred Stock") which shares have a stated value of $1,000.00 per share and are convertible into shares of Common Stock at an initial conversion price of $1.00 per share.

The holders of  Series B Convertible Preferred Stock will receive warrants to purchase an aggregate of 1,050 shares of Common Stock (the Series B Investor Warrants, 500 of which are exercisable at an initial exercise price of $2.00 per share and 550 of which are exercisable at an initial exercise price of $4.00 per share).  The Series B Investor Warrants have a term of five (5) years.

In connection with the establishment of the Series B Preferred Stock, which is subordinate to the Series A Preferred Stock in respect of liquidation and redemption, the holders of 6,000 shares of Series A Preferred Stock agreed to exchange their Series A Preferred Stock for Series B Preferred Stock.  As a result, each exchanging Series A holder will receive an additional 50 Series B Warrants exercisable at $4.00 for each share of Preferred Stock so exchanged.

Additionally, in connection with the Securities Purchase Agreement referred to above, Moshe Oratz, the former President and Chief Executive Officer of the Company, granted transferable divisible options to the Purchaser, and an affiliate of the Purchaser, to collectively purchase 20,000,000 shares of Common Stock at an exercise price of $0.005 per share (the "CS Options") from CS Master Holdings, LLC, a limited liability company of which Mr. Oratz is the sole member and manager. The CS Options are exercisable at any time through April 6, 2016, and contain a provision limiting the beneficial  ownership of the holder in the Company stock to 4.99% at any time.

The Holders of the Series B Preferred Stock will have registration rights similar to the existing holders of the Series A Preferred Stock.   The holders of the requisite percentage of the Series A Preferred Stock have consented to an extension of the date for the filing of the Registration Statement to June 30, 2011 and to the inclusion of the Common Stock issuable on conversion of the Series B Preferred Stock and on exercise of the additional warrant issued to the exchanging shareholders. The Common Stock underlying the CS Options have no registration rights. To date, the Company has sold 40,450 shares of Series A Preferred Stock, of which holders of 6,000 shares have agreed to exchange for Series B Preferred Stock.  There are currently 34,450 shares of Series A Preferred Stock outstanding.

The Company evaluates events that have occurred after the balance sheet date through the date the financial statements were publicly available. Based upon the evaluation, the Company did not identify any other recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$26,517
Legal fees and expenses	$35,000
Accounting fees and expenses	$5,000
TOTAL	$66,517

Item 14. Indemnification of Directors and Officers

Indemnification of Directors and Officers.

The Nevada Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles provide for the elimination of liability of our directors and officers for monetary damages for their breach of fiduciary duty to the fullest extent provided by Nevada law.  Also, our Articles provide that our directors and officers shall be indemnified by Absolute Life Solutions, Inc. against any liability to the fullest extent provided by law.

At present, there is no pending litigation or proceeding involving a director, officer or employee regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in our Articles may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Absolute Life Solutions, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On June 1, 2010 we entered into a consulting agreement with Coventry Consulting Group, LLC. In consideration thereof, we issued to Coventry a warrant to purchase an aggregate of 6,000,000 shares of common stock at an initial exercise price of $.01 per share, which warrant expires on May 31, 2015.

Effective June 1, 2010, the Company adopted an Equity Incentive Plan (the “Plan”), whereby the Company has reserved for issuance up to 10,000,000 shares of its common stock.  The purpose of the Plan is to provide directors, officers and employees of, and consultants, to the Company with additional incentives by increasing their ownership in the Company. Directors, officers, Employees and consultants of the Company are eligible to participate in the Plan. Options in the form of Incentive Stock Options and Non-Statutory Stock Options may be granted under the Plan. Restricted Stock may also be granted under the Plan. The Company issued on September 7, 2010 850,000 shares of restricted stock which were granted on July 9, 2010 to officers and directors with a grant date fair value of approximately $85,000. During the six month period ended February 28, 2011 the Company issued 50,000 shares to a member of its Board of Directors. The aggregate share value was $105,000.  As of April 15, 2011, the Company issued an additional 100,000 shares to an officer with a value of $210,000.

In connection with the Common Stock Purchase Agreement dated January 15, 2010 between Belmont Partners, LLC, the then principal stockholder of the Company, and YSY Enterprises, Inc., on September 7, 2010 the Company issued an additional 565,000 (post-split) shares of common stock to an assignee of Belmont in settlement of shares to be issued at closing for the achievement of certain conditions at the time of closing.

From  July 21, 2010 to May 31, 2011, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain purchasers thereunder pursuant to which, we sold an aggregate of (i) 47,950 shares of our Series A 12.5% Convertible Preferred Stock (the “Series A Preferred Stock”), which shares of Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share, and (ii) warrants to purchase an aggregate of 51,242,500 shares of common stock (the “Investor Warrants”), half of which are exercisable at an initial exercise price of $2.00 per share and half of which are exercisable at an initial exercise price of $4.00 per share, which Investor Warrants all expire 5 years from the end of the month of issuance. We received aggregate gross cash proceeds of $47,950,000 from these transactions.

From April 7, 2011 to May 31, 2011, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain purchasers thereunder pursuant to which, we sold an aggregate of (i) 2,850 shares of our Series B 12.5% Convertible Preferred Stock (the “Series B Preferred Stock”), which shares of Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our Common Stock at an initial conversion price of $1.00 per share, and (ii) warrants to purchase an aggregate of 2,992,500 shares of common stock (the “Investor Warrants”), of which 1,425,000 warrants are exercisable at an initial exercise price of $2.00 per share and of which 1,567,500 warrants are exercisable at an initial exercise price of $4.00 per share, which Investor Warrants all expire 5 years from the end of the month of issuance. We received aggregate gross cash proceeds of $2,850,000 from these transactions. In connection with the establishment of the Series B Preferred Stock, which is subordinate to the Series A Preferred Stock in respect of liquidation and redemption, the holders of 6,000 shares of Series A Preferred Stock agreed to exchange their Series A Preferred Stock for Series B Preferred Stock.  Each exchanging Series A holder received an additional 50 Warrants exercisable at $4.00 for each share of Preferred Stock so exchanged for an aggregate of 300,000 additional warrants.

During the six month period ended February 28, 2011 the Company issued 355,007 shares for consulting agreements to arms-length parties for various consulting services. The aggregate share value was $745,515.

During the six month period ended February 28, 2011 the Company issued 993,921 shares of common stock as payment for the 12.5% dividend on the Series A Preferred stock. These shares were valued at $2,286,018. On June 24, 2011, the Board of Directors authorized the issuance 2,350,669 shares of common stock as payment for the 12.5% dividend on the Series A Preferred stock and Series B Preferred Stock and 100,000 shares of common stock to members of and counsel to Krieger & Prager LLP. These shares were valued at $5,023,871. The shares have not been issued as of the filing date.

The private placement of the Company’s securities were made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 of Regulation D promulgated under the Securities Act.

Item 16. Exhibits

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 30 day of June  2011.

Absolute Life Solutions, Inc.

By:	/s/ Avrohom Oratz
Avrohom Oratz
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Avrohom Oratz with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Avrohom Oratz	President, Chief Executive Officer and Director	June 30, 2011
Avrohom Oratz	(Principal Executive Officer)

/s/ Joshua Yifat	Treasurer, Chief Financial Officer (Principal Accounting	June 30, 2011
Joshua Yifat	and Financial Officer)

/s/ Chaim Loeb	Director	June 30, 2011
Chaim Loeb

/s/ Abraham Lowy
Abraham Lowy	Director	June 30, 2011

/s/ Sy Stern
Sy Stern	Director	June 30, 2011

Exhibits .  The following exhibits have been filed as part of or incorporated by reference in this Prospectus:

Exhibit Number	Description

3.2A	By-Laws (1)
3.3	Restated and Amended Articles of Incorporation (2)
3.4	Form of Certificate of Designation for Series A Convertible Preferred Stock(2)
3.5	Form of Certificate of Designation for Series B Convertible Preferred Stock(5)
5.1	Legal Opinion of Krieger & Prager, LLP (*)
10.3	Form of Securities Purchase Agreement(3)
10.4	Form of Warrant(3)
10.5	Form of Registration Rights Agreement(3)
10.7	Employment Agreement with Avrohom Oratz, dated June 1, 2010 (3)
10.8	2010 Equity Incentive Plan (3)
10.9	Consulting Agreement with Coventry Consulting Group, LLC(4)
10.10	Form of Securities Exchange Agreement with certain Series A Preferred Stockholders(5)
10.11	Amendment to Employment Agreement of AvrohomOratz(5)
10.12	Employment Agreement with Joshua Yifat dated April 15, 2011(5)
10.14	Voting Trust Agreement (6)
23.1	Consent of Dale Matheson Carr-Hilton LaBonte, LLP(*)
23.2	Consent of Krieger & Prager, LLP (included in Exhibit 5.1) (*)

(1)	Filed as an Exhibit to our Registration Statement on Form SB-2 filed on December 24, 2010
(2)	Filed as an Exhibit to our Form 10-Q filed on July 15, 2010
(3)	Filed as an Exhibit to our Form 8-K filed on July 26, 2010
(4)	Filed as an Exhibit to our Form 10-K/A filed on January 7, 2011
(5)	Filed as an Exhibit to our Form 8-K filed on April 11, 2011
(6)	Filed as an Exhibit to our Form 8-K filed on April 14, 2011
(*)	Filed herewith